Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-224595

PROSPECTUS

Deutsche Bank Aktiengesellschaft

Offers to Exchange

$375,000,000 aggregate principal amount of Floating Rate Senior Notes due 2020

$829,211,000 aggregate principal amount of 2.95% Senior Notes due 2020

$928,309,000 aggregate principal amount of 3.125% Senior Notes due 2021

$1,475,000,000 aggregate principal amount of 3.375% Senior Notes due 2021

$181,822,000 aggregate principal amount of 4.25% Senior Notes due 2021

$3,644,873,000 aggregate principal amount of 4.25% Eligible Liability Senior Notes due 2021

$1,549,329,000 aggregate principal amount of 3.70% Senior Notes due 2024

$746,645,000 aggregate principal amount of 4.10% Senior Notes due 2026

The Exchange Offers will expire at 11:59 p.m., New York City time, on May 30, 2018 (the “Expiration Deadline”), unless extended. Holders of Original Notes (as defined herein) must validly tender their Original Notes at or prior to 11:59 p.m. New York City time on May 30, 2018, unless extended (such date and time, as the same may be extended, the “Early Participation Deadline”) and not validly withdraw their Original Notes prior to the Expiration Deadline in order to receive the Early Participation Cash Incentive (as defined herein). Holders of Original Notes tendering their Original Notes after the Early Participation Deadline but prior to the Expiration Deadline will be eligible to receive only the Exchange Consideration (as defined herein).

Deutsche Bank Aktiengesellschaft is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (together, the “Offer Documents”), to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the following series for notes of a corresponding series to be issued by Deutsche Bank AG, acting through its New York branch, as described, and for the consideration summarized in, the table below.

CUSIP No.	Notes to be Exchanged (collectively, the “Original Notes” and each, a “series”)	Aggregate Principal Amount Outstanding	Notes to be Issued by Deutsche Bank AG, acting through its New York branch (collectively, the “Exchange Notes” and each, a “series”)	Early Participation Consideration(1)(2)		Exchange Consideration(1)
				Exchange Notes (principal amount)	Early Participation Cash Incentive	Exchange Notes (principal amount)
25152R2V4	Floating Rate Senior Notes due August 2020(3) (the “A Original Notes due August 2020”)	$375,000,000	Floating Rate Eligible Liabilities Senior Notes due August 2020 (the “A Exchange Notes due August 2020”)	$1,000	$1	$1,000
25152R2U6	2.95% Senior Notes due August 2020(3) (the “B Original Notes due August 2020”)	$829,211,000	2.95% Eligible Liabilities Senior Notes due August 2020 (the “B Exchange Notes due August 2020”)	$1,000	$1	$1,000
25152R2X0	3.125% Senior Notes due January 2021(3) (the “Original Notes due January 2021”)	$928,309,000	3.125% Eligible Liabilities Senior Notes due January 2021 (the “Exchange Notes due January 2021”)	$1,000	$1	$1,000
25152R5F6	3.375% Senior Notes due May 2021(3) (the “Original Notes due May 2021”)	$1,475,000,000	3.375% Eligible Liabilities Senior Notes due May 2021 (the “Exchange Notes due May 2021”)	$1,000	$1	$1,000
251541AN8	4.25% Senior Notes due October 2021(4) (the “A Original Notes due October 2021”)	$181,822,000	4.25% Eligible Liabilities Senior Notes due October 2021 (the “Exchange Notes due October 2021”)	$1,000	$1	$1,000
251541AQ1	4.25% Eligible Liabilities Senior Notes due October 2021(3) (the “B Original Notes due October 2021”)	$3,644,873,000	4.25% Eligible Liabilities Senior Notes due October 2021(6) (the “Exchange Notes due October 2021”)	$1,000	$1	$1,000
25152RXA6	3.70% Senior Notes due May 2024(3)(5) (the “Original Notes due May 2024”)	$1,549,329,000	3.70% Eligible Liabilities Senior Notes due May 2024 (the “Exchange Notes due May 2024”)	$1,000	$1	$1,000
25152R2Y8	4.10% Senior Notes due January 2026(3) (the “Original Notes due January 2026”)	$746,645,000	4.10% Eligible Liabilities Senior Notes due January 2026 (the “Exchange Notes due January 2026”)	$1,000	$1	$1,000

(1)	Consideration per $1,000 principal amount of the applicable series of Original Notes validly tendered and accepted for exchange. Holders of Original Notes must tender a minimum aggregate principal amount of $100,000 of a series of Original Notes in order to participate in the Exchange Offer for such series.
(2)	Includes the Early Participation Cash Incentive (as defined below) payable for the applicable series of Original Notes tendered prior to the applicable Early Participation Deadline (as defined and described below) and not validly withdrawn.
(3)	Registered under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Not registered under the Securities Act.
(5)	Issued by Deutsche Bank AG, acting through its London branch.
(6)	Will form a single series with the Exchange Notes due October 2021 issued in exchange for A Original Notes due October 2021.

We refer to these offers collectively as the “Exchange Offers” and each, an “Exchange Offer.”

See “Risk Factors” beginning on page 16 of this prospectus for a description of certain factors relating to the decision to tender your Original Notes in the Exchange Offers and to an investment in the Exchange Notes.

When we use the term “Notes” in this prospectus, the term includes the Original Notes and the Exchange Notes unless otherwise indicated or the context otherwise requires. The terms of the Exchange Offers are summarized below and are more fully described in this prospectus.

Each series of Exchange Notes will have the same interest rate, interest payment dates and maturity date as those of the corresponding series of Original Notes. However, the terms of the Exchange Notes may differ from the terms of the Original Notes in certain other important respects. See “Comparison of Material Differences Between the Original Notes and the Exchange Notes.” In particular, there are differences between the terms of the Original Notes and those of the Exchange Notes to reflect the German banking regulation currently applicable to us. See “Risk Factors—There are differences between the Original Notes and the Exchange Notes. These differences include, but are not limited to, terms designed to cause the Exchange Notes to qualify as “eligible liabilities instruments” under proposed banking regulations expected to be applicable to us. As such, you will in particular have no right to accelerate or terminate the Exchange Notes in the event of any payment default or non-performance under the Exchange Notes or the Eligible Liabilities Senior Indenture.”

Exchange Notes will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Accordingly, holders of Original Notes must tender a minimum aggregate principal amount of $100,000 of a series of Original Notes in order to participate in the Exchange Offer for such series. Original Notes of a series having an aggregate principal amount of less than $100,000 will not be accepted for exchange in any of the Exchange Offers.

In exchange for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $100,000 aggregate principal amount of Original Notes of such series) that is validly tendered prior to 11:59 p.m., New York City time, on May 30, 2018, unless extended with respect to the relevant Exchange Offer (the “Early Participation Deadline”) and not validly withdrawn prior to the Expiration Deadline (as defined below), holders will be eligible to receive the early participation consideration set out in the table above (the “Early Participation Consideration”), comprising $1,000 principal amount of Exchange Notes of the corresponding series (the “Exchange Consideration”) and the cash component specified in the table above (the “Early Participation Cash Incentive”).

In exchange for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $100,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn after the Early Participation Deadline but prior to the Expiration Deadline of the relevant Exchange Offer, holders will be eligible to receive only the Exchange Consideration with respect to such series of Notes set out in the table above, which does not include the applicable Early Participation Cash Incentive.

Each Exchange Note issued in exchange for an Original Note will have an interest rate and maturity date that are identical to the interest rate and maturity date of such tendered Original Note, as well as identical interest payment dates and optional redemption terms. No accrued but unpaid interest will be paid on the Original Notes in connection with the exchange offer. Instead, the first interest payment for each series of Exchange Notes issued in the exchange will have accrued from the most recent interest payment date for such tendered Original Note.

The Exchange Offers will expire immediately following 11:59 p.m., New York City time, on May 30, 2018, except with respect to any Exchange Offer that we have extended (for each Exchange Offer, an “Expiration Deadline” and, where such term is used without specifying one or more individual Exchange Offers, the Expiration Deadline for all Exchange Offers not validly extended). You may withdraw tenders of Original Notes at any time prior to the Expiration Deadline of the relevant Exchange Offer.

Each series of Exchange Notes has been registered under the Securities Act. The transfer restrictions applicable to the A Original Notes due October 2021, which have not been registered under the Securities Act, will not apply to the Exchange Notes due October 2021.

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

The exchange of Original Notes of each series for the corresponding series of Exchange Notes will be a taxable event for U.S. federal income tax purposes.

By its acquisition of the Exchange Notes, each holder of the Exchange Notes (including each beneficial owner) acknowledges that claims for payment may be written down, be converted into ordinary shares or other instruments of ownership or become subject to other Resolution Measures (as defined herein). You may lose part or all of your investment if any Resolution Measure becomes applicable to us. For more information regarding the potential imposition of Resolution Measures by the competent resolution authority, please see “Resolution Measures” herein.

No series of Exchange Notes is expected to be listed on any securities exchange.

The Exchange Notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Germany or any other jurisdiction. The Exchange Notes do not have the benefit of any agency or governmental guarantee.

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or passed upon the merits or fairness of the Exchange Offers or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is an advertisement and not a prospectus for the purposes of EU Directive 2003/71/EU (as amended).

Each series of Exchange Notes will be represented by one or more global notes registered in the name of The Depository Trust Company, which we refer to as “DTC,” or its nominee. Beneficial interests in the Exchange Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking, société anonyme, which we refer to as “Clearstream, Luxembourg,” or Euroclear Bank, SA/NV, or its successor, as operator of the Euroclear System, which we refer to as “Euroclear.” See “Book-entry, Delivery and Form of Securities.”

The Dealer Manager for the Exchange Offers is:

Deutsche Bank Securities

The date of this prospectus is May 30, 2018

References in this prospectus to the “Issuer,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries.

WE ACCEPT RESPONSIBILITY FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE DOCUMENT CONTAINING THE INFORMATION.

PRIIPs Regulation/Prohibition of Sales to EEA Retail Investors

None of these securities is intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Directive 2003/71/EC; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities. Consequently no key information

i

document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

MiFID II Product Governance/Professional Investors and ECPs-only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the securities has led to the conclusion that: (i) the target market for the securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

FOWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference, contains forward-looking statements, which are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our management board, supervisory board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake to publicly update, to the extent required by U.S. federal securities laws, any forward-looking statement to reflect certain events or circumstances after such dates or to reflect the occurrence of unanticipated events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	the potential development and impact on us of legal and regulatory proceedings to which we are or may become subject;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•

other factors, including those we refer to in “Item 3: Key Information—Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017, filed on March 16, 2018 (the “2017 Form 20-F”) and elsewhere therein and herein and in any prospectus supplements and others to which we do not refer.

WHERE YOU CAN FIND MORE INFORMATION;

DOCUMENTS INCORPORATED BY REFERENCE

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242.

This prospectus is part of a registration statement on Form F-4 that we filed with the SEC. You should review the information in and exhibits to the registration statement for further information on us and the Exchange Offers. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the Exchange Offers contemplated in this prospectus expires or is terminated. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus or the registration statement of which this prospectus forms a part. We incorporate by reference in this prospectus:

(1)	The 2017 Form 20-F.

(2)	The Current Reports on Form 6-K of Deutsche Bank AG filed with the SEC on December 1, 2017 (containing Exhibit 3.2), April 9, 2018, April 20, 2018, April 27, 2018 (but only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank Aktiengesellschaft), May 2, 2018, May 24, 2018 and May 30, 2018.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-35395). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events—Reports—SEC Filings.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

In order to obtain timely delivery of such materials, you must request information from us no later than five Business Days (defined below) prior to the applicable Expiration Deadline. (For the purposes of the Exchange Offers, “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in New York City.)

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated by reference and does not contain all of the information that may be important to you. You should carefully read this entire prospectus and the documents incorporated by reference, including the risk factors and financial statements.

Deutsche Bank Aktiengesellschaft

The legal and commercial name of our company is Deutsche Bank Aktiengesellschaft. It is a stock corporation organized under the laws of Germany.

We are registered under registration number HRB 30 000. Our registered address is Taunusanlage 12, 60325 Frankfurt am Main, Germany, and our telephone number is +49-69-910-00. Our agent in the United States is: Deutsche Bank Americas, c/o Office of the Secretary, 60 Wall Street, Mail Stop NYC60-4099, New York, NY 10005.

We believe we are the largest bank in Germany and one of the largest financial institutions in Europe and the world, as measured by total assets of € 1,475 billion as of December 31, 2017.

As of December 31, 2017, we were organized into the following three corporate divisions:

Corporate & Investment Bank (CIB);

Private & Commercial Bank (PBC); and

Deutsche Asset Management (Deutsche AM).

During the first quarter of 2018, Deutsche AM was renamed “Asset Management” (AM).

The three corporate divisions are supported by infrastructure functions. In addition, we have a regional management function that covers regional responsibilities worldwide.

The following paragraphs describe the business activities of the three corporate divisions.

Corporate & Investment Banking

Our Corporate & Investment Bank (CIB) corporate division comprises our Fixed Income & Currencies (FIC) Sales & Trading, Equity Sales & Trading, Financing, Origination & Advisory and Global Transaction Banking businesses. The integrated division brings together the wholesale banking expertise, coverage, risk management and infrastructure across Deutsche Bank into one division.

The FIC Sales & Trading and Equity Sales & Trading businesses combines sales, trading and structuring of a wide range of financial market products, including bonds, equities and equity-linked products, exchange-traded and over-the-counter derivatives, foreign exchange, money market instruments, and structured products. Coverage of institutional clients is provided by the Institutional Client Group and Equity Sales, while Research provides analysis of markets, products and trading strategies for clients.

Corporate Finance is responsible for mergers and acquisitions (M&A) as well as debt and equity advisory and origination. Regional and industry-focused coverage teams ensure the delivery of the entire range of financial products and services to its corporate and institutional clients.

Global Transaction Banking (GTB) is a global provider of cash management, trade finance and securities services, delivering the full range of commercial banking products and services for both corporate clients and financial institutions worldwide.

Private & Commercial Bank

The Private & Commercial Bank (PCB) corporate division consists of our four business units Postbank, Private & Commercial Clients Germany, Private & Commercial Clients International and Wealth Management. PCB serves personal and private clients, small and medium-sized enterprises as well as wealthy private clients. PCB’s product range includes payment and account services, credit and deposit products as well as investment advice. In these products, PCB offers its customers both the coverage of all basic financial needs and individual, tailor-made solutions. PCB pursues an omni-channel approach and its customers can flexibly choose between different possibilities to access its services and products (branches, advisory centers, mobile networks of independent advisors and online/mobile banking).

Asset Management

Asset Management is Deutsche Bank’s investment management division, which offers investment funds and manages assets on behalf of institutional clients. It offers individuals and institutions traditional and alternative investments across all major asset classes. In March 2017, Deutsche Bank announced its intention to pursue a partial initial public offering of Asset Management, which was completed in March 2018. Since March 23, 2018, shares of the holding company for Asset Management, DWS Group GmbH & Co. KGaA (“DWS”), are listed on the Frankfurt Stock Exchange. Following the initial public offering, Deutsche Bank owns slightly less than 80% of DWS. As part of this evolution, Asset Management has adopted its existing European brand “DWS” globally.

The Exchange Offers

Background	We are conducting the Exchange Offers for the following series of outstanding notes issued by us (including through one of our branches):

•

Floating Rate Senior Notes due August 2020, issued in two tranches on August 20, 2015 and August 25, 2015 with an initial aggregate principal amount of $375,000,000 that were registered under the Securities Act (CUSIP No. 25152R2V4) (the “A Original Notes due August 2020”).**

•

2.95% Senior Notes due August 2020, issued on August 20, 2015 with an initial aggregate principal amount of $1,000,000,000 that were registered under the Securities Act (CUSIP No. 25152R2U6) (the “B Original Notes due August 2020”).**

•

3.125% Senior Notes due January 2021, issued on January 13, 2016 with an initial aggregate principal amount of $1,000,000,000 that were registered under the Securities Act (CUSIP No. 25152R2X0) (the “Original Notes due January 2021”).***

•

$3.375% Senior Notes due May 2021, issued on May 12, 2016 with an initial aggregate principal amount of $1,500,000,000 that were registered under the Securities Act (CUSIP No. 25152R5F6) (the “Original Notes due May 2021”).***

•

4.25% Senior Notes due October 2021, issued in two tranches on October 14, 2016 and October 18, 2016 with an initial aggregate principal amount of $4,500,000,000 that were not registered under the Securities Act (CUSIP No. 251541AN8) (the “A Original Notes due October 2021”).****

•

4.25% Eligible Liabilities Senior Notes due October 2021, issued on May 18, 2017 with an initial aggregate principal amount of $3,644,873,000 that were registered under the Securities Act (CUSIP No. 251541AQ1) (the “B Original Notes due October 2021”) in exchange for $3,644,873,000 aggregate principal amount of A Original Notes due October 2021.*****

•

3.70% Senior Notes due May 2024, issued through our London branch on May 30, 2014 with an initial aggregate principal amount of $1,600,000,000 that were registered under the Securities Act (CUSIP No. 25152RXA6) (the “Original Notes due May 2024”).*

•

4.10% Senior Notes due January 2026, issued on January 13, 2016 with an initial aggregate principal amount of $750,000,000 that were registered under the Securities Act (CUSIP No. 25152R2Y8) (the “Original Notes due January 2026” and, together with the A Original Notes due August 2020, the B Original Notes due August 2020, the Original Notes due January 2021, the Original Notes due May 2021, the A Original Notes due October 2021, the B Original Notes due October 2021 and the Original Notes due May 2024, the “Original Notes” and each, a “series”).***

*	issued under the senior indenture, dated November 22, 2006, among us, as issuer, Law Debenture Trust Company of New York, as trustee, and

Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar (the “Senior Indenture”)

**	issued under the Senior Indenture, as supplemented by the second supplemental senior indenture, dated as of January 1, 2015 (the “Second Supplemental Senior Indenture”)

***	issued under the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture and the third supplemental senior indenture, dated as of January 1, 2016 (the “Third Supplemental Senior Indenture”)

****	issued pursuant to an agency agreement, dated June 24, 2016, among us, as issuer, Deutsche Bank Trust Company Americas, as registrar, and the other parties named therein (the “Agency Agreement”)

*****	issued under the eligible liabilities senior indenture, dated as of April 19, 2017, among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar (the “Base Eligible Liabilities Senior Indenture”)

The Exchange Offers	Subject to a minimum tender of $100,000 aggregate principal amount of Original Notes of a series, we are offering to exchange:

•

Up to $375,000,000 aggregate principal amount of A Original Notes due August 2020 for a like principal amount of Floating Rate Eligible Liabilities Senior Notes due August 2020 to be issued through our New York branch under the Base Eligible Liabilities Senior Indenture, as supplemented by the first supplemental eligible liabilities senior indenture, dated as of July 10, 2017 (the “First Supplemental Eligible Liabilities Senior Indenture” and, together with the Base Eligible Liabilities Senior Indenture, the “Eligible Liabilities Senior Indenture”), and that have been registered under the Securities Act (CUSIP No. 251526BT5) (the “A Exchange Notes due August 2020”);

•

Up to $829,211,000 aggregate principal amount of B Original Notes due August 2020 for a like principal amount of 2.95% Eligible Liabilities Senior Notes due August 2020 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BU2) (the “B Exchange Notes due August 2020”);

•

Up to $928,309,000 aggregate principal amount of Original Notes due January 2021 for a like principal amount of 3.125% Eligible Liabilities Senior Notes due January 2021 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BV0) (the “Exchange Notes due January 2021”);

•

Up to $1,475,000,000 aggregate principal amount of Original Notes due May 2021 for a like principal amount of 3.375% Eligible Liabilities Senior Notes due May 2021 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BW8) (the “Exchange Notes due May 2021”);

•

Up to $181,822,000 aggregate principal amount of A Original Notes due October 2021 for a like principal amount of 4.25% Eligible Liabilities Senior Notes due October 2021 to be issued through our New York branch under the

Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BX6) (the “Exchange Notes due October 2021”);

•

Up to $3,644,873,000 aggregate principal amount of B Original Notes due October 2021 for a like principal of 4.25% Eligible Liabilities Senior Notes due October 2021 to be issued through its New York branch to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BX6) (the “Exchange Notes due October 2021,” which will form a single series with the Exchange Notes due October 2021 issued in exchange for A Original Notes due October 2021);

•

Up to $1,549,329,000 aggregate principal amount of Original Notes due May 2024 for a like principal amount of 3.70% Eligible Liabilities Senior Notes due May 2024 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BY4) (the “Exchange Notes due May 2024”); and

•

Up to $746,645,000 aggregate principal amount of Original Notes due January 2026 for a like principal amount of 4.10% Eligible Liabilities Senior Notes due January 2026 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BZ1) (the “Exchange Notes due January 2026” and, together with the A Exchange Notes due August 2020, the B Exchange Notes due August 2020, the Exchange Notes due January 2021, the Exchange Notes due May 2021, the Exchange Notes due October 2021 and the Exchange Notes due May 2024, the “Exchange Notes” and each, a “series”), in each case plus, in respect of Original Notes validly tendered prior to the applicable Early Participation Deadline and not validly withdrawn prior to the applicable Expiration Deadline, the applicable Early Participation Cash Incentive (as defined below).

You may tender Original Notes of any series only in denominations of $100,000 and integral multiples of $1,000 in excess thereof. In order to be exchanged, an Original Note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the Exchange Offers, all Original Notes that are validly tendered and not validly withdrawn will be exchanged.

As of the date of this prospectus, $375,000,000 aggregate principal amount of A Original Notes due August 2020, $829,211,000 aggregate principal amount of B Original Notes due August 2020, $928,309,000 aggregate principal amount of Original Notes due January 2021, $1,475,000,000 aggregate principal amount of Original Notes due May 2021, $181,822,000 aggregate principal amount of A Original Notes due October 2021, $3,644,873,000 aggregate principal amount of B Original Notes due October 2021, $1,549,329,000 aggregate principal amount of Original Notes due May 2024 and $746,645,000 aggregate principal amount of Original Notes due January 2026 are outstanding.

If all outstanding Original Notes are tendered for exchange, there will be $375,000,000 aggregate principal amount of A Exchange Notes due August 2020, $829,211,000 aggregate principal amount of B Exchange Notes due August 2020, $928,309,000 aggregate principal amount of Exchange Notes due January 2021, $1,475,000,000 aggregate principal amount of Exchange Notes due May 2021, $3,826,695,000 aggregate principal amount of Exchange Notes due October 2021, $1,549,329,000 aggregate principal amount of Exchange Notes due May 2024 and $746,645,000 aggregate principal amount of Exchange Notes due January 2026 outstanding after the Exchange Offers.

Early Participation Consideration	The Early Participation Consideration (consisting of the relevant Exchange Consideration plus the Early Participation Cash Incentive in respect of each series of Original Notes to be exchanged) for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $100,000 aggregate principal amount of Original Notes of such series) that is validly tendered prior to the applicable Early Participation Deadline and not validly withdrawn prior to the applicable Expiration Deadline, and accepted by us for exchange, will be as follows:

•	For the A Original Notes due August 2020, $1,000 principal amount of A Exchange Notes due August 2020, plus an Early Participation Cash Incentive of $1;

•	For the B Original Notes due August 2020, $1,000 principal amount of B Exchange Notes due August 2020, plus an Early Participation Cash Incentive of $1;

•	For the Original Notes due January 2021, $1,000 principal amount of Exchange Notes due January 2021, plus an Early Participation Cash Incentive of $1;

•	For the Original Notes due May 2021, $1,000 principal amount of Exchange Notes due May 2021, plus an Early Participation Cash Incentive of $1;

•	For the A Original Notes due October 2021, $1,000 principal amount of Exchange Notes due October 2021, plus an Early Participation Cash Incentive of $1;

•	For the B Original Notes due October 2021, $1,000 principal amount of Exchange Notes due October 2021, plus an Early Participation Cash Incentive of $1;

•	For the Original Notes due May 2024, $1,000 principal amount of Exchange Notes due May 2024, plus an Early Participation Cash Incentive of $1; and

•	For the Original Notes due January 2026, $1,000 principal amount of Exchange Notes due January 2026, plus an Early Participation Cash Incentive of $1.

Holders must validly tender their Original Notes prior to the applicable Early Participation Deadline and not validly withdraw such Original Notes prior to the applicable Expiration Deadline in order to be entitled to receive the applicable Early Participation Consideration.

Exchange Consideration	The Exchange Consideration for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $100,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to the applicable Expiration Deadline and accepted by us for exchange, will be $1,000 principal amount of Exchange Notes of the corresponding series.

Holders validly tendering and not validly withdrawing their Original Notes after the applicable Early Participation Deadline but prior to the applicable Expiration Deadline, whose tenders are accepted by us for exchange, will be entitled to receive the applicable Exchange Consideration, but not the applicable Early Participation Consideration.

Early Participation Deadline	The Early Participation Deadline with respect to the Exchange Offers (i.e., the time by which a holder must have validly tendered Original Notes in an Exchange Offer to be entitled to receive the applicable Early Participation Consideration, consisting of the applicable Exchange Consideration plus the applicable Early Participation Cash Incentive), which was previously scheduled to occur on May 15, 2018, is now scheduled for 11:59 p.m., New York City time, on May 30, 2018, unless extended by us with respect to any Exchange Offer.

Expiration Deadline	The Exchange Offers will expire at 11:59 p.m., New York City time, on May 30, 2018, unless we extend the period of time during which the relevant Exchange Offers are open.

Settlement Date	The Issuer will issue the Exchange Notes promptly after the Expiration Deadline of the applicable Exchange Offer.

Withdrawal Rights	Tenders may be withdrawn at any time before 11:59 p.m., New York City time, on the applicable Expiration Deadline. See “The Exchange Offers—Withdrawal Rights.”

Purpose of the Exchange Offers

While the Issuer of the Exchange Notes being offered in the Exchange Offers will remain Deutsche Bank AG, we are engaging in the Exchange Offers in part to establish Deutsche Bank AG’s New York branch as the location within Deutsche Bank AG that is directly raising the funding represented by the Exchange Notes. The assets and capital of Deutsche Bank AG are available to satisfy the obligations under the Exchange Notes and from a corporate law perspective the Exchange Notes will be issued by the same issuer as was the case for the Original Notes. Under the law and regulation applicable to financial institutions in the United States, making Deutsche Bank AG New York Branch the direct recipient of the funding represented by the Exchange Notes establishes the Exchange Notes as liabilities of the New York branch for banking regulatory purposes, including local liquidity requirements and regulatory reporting on the liabilities of the New York branch. We are also including in the terms and conditions of the Exchange Notes provisions that reflect the German banking regulation currently applicable to us and to senior debt we issue under the Eligible Liabilities Senior Indenture. Finally, changing the direct issuing entity to the New York branch may have benefits for the Deutsche Bank group under the recently enacted U.S. tax reform.

Accrued Interest on the Exchange Notes and Original Notes	The Exchange Notes will bear interest from (and including) the most recent date on which interest on the applicable series of Original Notes has been paid. If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Original Notes, provided that you will receive interest on the Original Notes and not the Exchange Notes if and to the extent the record date for such interest payment occurs prior to completion of the relevant Exchange Offer. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offers	Our obligation to accept Original Notes tendered in the Exchange Offers is subject to the satisfaction of certain customary conditions, including that we will not be obligated to consummate the Exchange Offers upon the occurrence of an event or events or the likely occurrence of an event or events that would or might reasonably be expected to prohibit, restrict or delay the consummation of the Exchange Offers or materially impair the contemplated benefits of the Exchange Offers. The Exchange Offers are not conditioned upon any minimum amount of Original Notes being tendered or on the consummation of any other Exchange Offers. Subject to applicable law, we may waive any of these conditions in our sole discretion.

See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Original Notes	A tendering holder must, at or prior to the applicable Expiration Deadline:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address listed in this prospectus; or

•

if Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an Agent’s Message (defined below) to the Exchange Agent at the address listed in this prospectus.

See “The Exchange Offers—Procedures for Tendering.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Original Notes in the Exchange Offer, you should promptly instruct the registered holder to tender on your behalf. See “The Exchange Offers—Procedures for Tendering.”

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the conditions stated in the section “The Exchange Offers—Conditions to the Exchange Offers” of this prospectus, we will accept for exchange any and all Original Notes that are properly tendered in the Exchange Offer and not validly withdrawn before 11:59 p.m., New York City time, on the applicable Expiration Deadline. The corresponding Exchange Notes will be delivered promptly after the applicable Expiration Deadline. See “The Exchange Offers—Terms of the Exchange Offers.”

Absence of Dissenters’ Rights of Appraisal	You do not have dissenters’ rights of appraisal with respect to the Exchange Offers. See “The Exchange Offers—Absence of Dissenters’ Rights of Appraisal.”

Material Tax Consequences	Your exchange of Original Notes for Exchange Notes pursuant to the Exchange Offers will be a taxable event for U.S. federal income tax purposes. Exchange Notes may be issued with original issue discount for U.S. federal income tax purposes. See “Taxation—U.S. Federal Income Tax Considerations.”

Non-German Holders (defined below) will not be taxable in Germany with respect to the gain or loss upon receipt of an Exchange Note and will not be taxable in Germany with respect to the gain or loss realized upon the sale or the disposition of an Exchange Note. See “Taxation—Certain German Tax Considerations.”

Exchange Agent and Information Agent	Global Bondholder Services Corporation is serving as exchange agent (the “Exchange Agent”) and information agent (the “Information Agent”) in connection with the Exchange Offers. See “Dealer Manager and Agents—Exchange Agent and Information Agent.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

Resales	Any broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities must deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Consequences of not Exchanging A Original Notes due October 2021	If we complete the Exchange Offer in respect of the A Original Notes due October 2021, if you hold A Original Notes due October 2021 but do not exchange those Notes in that Exchange Offer, your A Original Notes due 2021 will continue to be subject to the existing restrictions on transfer described in the legend on the A Original Notes due 2021. We currently do not intend to register the A Original Notes due 2021 under the Securities Act. For more information regarding the consequences of not tendering your Original Notes, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange the Original Notes.”

Affiliate Information	Deutsche Bank Securities Inc., acting as dealer manager for the Exchange Offers (the “Dealer Manager”), is an affiliate of the Issuer. See “Dealer Manager and Agents—Dealer Manager.”

Authorization	The issue of the Exchange Notes was duly authorized by the management board of the Issuer on March 20, 2018.

Risk Factors	For a discussion of significant factors you should consider carefully before deciding to participate in the Exchange Offers, see “Risk Factors—Risks relating to the Exchange Offers” below.

Summary of the Terms of the Exchange Notes

Issuer	Deutsche Bank AG, acting through its New York branch.

Exchange Notes	Up to $375,000,000 aggregate principal amount of Floating Rate Eligible Liabilities Senior Notes due August 2020 (the “A Exchange Notes due August 2020”).

Up to $829,211,000 aggregate principal amount of 2.95% Eligible Liabilities Senior Notes due August 2020 (the “B Exchange Notes due August 2020”).

Up to $928,309,000 aggregate principal amount of 3.125% Eligible Liabilities Senior Notes due January 2021 (the “Exchange Notes due January 2021”).

Up to $1,475,000,000 aggregate principal amount of 3.375% Eligible Liabilities Senior Notes due May 2021 (the “Exchange Notes due May 2021”).

Up to $3,826,695,000 aggregate principal amount of 4.25% Eligible Liabilities Senior Notes due October 2021 (the “Exchange Notes due October 2021”).

Up to $1,549,329,000 aggregate principal amount of 3.70% Eligible Liabilities Senior Notes due May 2024 (the “Exchange Notes due May 2024”).

Up to $746,645,000 aggregate principal amount of 4.10% Eligible Liabilities Senior Notes due January 2026 (the “Exchange Notes due January 2026”).

Each series of Exchange Notes will have the same interest rate, interest payment dates and maturity date as those of the corresponding series of Original Notes. However,, the terms of the Exchange Notes will differ from the terms of the respective Original Notes in certain other respects. See “Comparison of Material Differences Between the Original Notes and the Exchange Notes.”

The transfer restrictions applicable to the A Original Notes due October 2021 do not apply to the Exchange Notes due October 2021.

Maturity Dates	A Exchange Notes due August 2020: August 20, 2020.

B Exchange Notes due August 2020: August 20, 2020.

Exchange Notes due January 2021: January 13, 2021.

Exchange Notes due May 2021: May 12, 2021.

Exchange Notes due October 2021: October 14, 2021.

Exchange Notes due May 2024: May 30, 2024.

Exchange Notes due January 2026: January 13, 2026.

(Each a “Maturity Date”).The Maturity Date for each series of Exchange Notes is the same as the maturity date for the respective series of Original Notes.

Interest Rate, Interest Payment Dates	A Exchange Notes due August 2020: a variable rate equal to three-month LIBOR plus 1.31% payable quarterly in arrears on February 20, May 20, August 20 and November 20 of each year.

B Exchange Notes due August 2020: 2.95% per annum, payable semi-annually in arrears on February 20 and August 20 of each year.

Exchange Notes due January 2021: 3.125% per annum, payable semi-annually in arrears on January 13 and July 13 of each year.

Exchange Notes due May 2021: 3.375% per annum, payable semi-annually in arrears on May 12 and November 12 of each year.

Exchange Notes due October 2021: 4.25% per annum, payable semi-annually in arrears on April 14 and October 14 of each year.

Exchange Notes due May 2024: 3.70% per annum, payable semi-annually in arrears on May 30 and November 30 of each year.

Exchange Notes due January 2026: 4.10% per annum, payable semi-annually in arrears on January 13 and July 13 of each year.

Each series of Exchange Notes will bear interest from (and including) the most recent date on which interest on the respective series of Original Notes has been paid, to (but excluding) the Maturity Date for such series. The interest rate for each series of Exchanges Notes is the same as the interest rate on the respective series of Original Notes.

Form and Denomination	The Exchange Notes will be issued in fully registered form and in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Ranking	Each series of Exchange Notes will rank equally and pari passu with all of our other unsecured and unsubordinated debt, subject to any statutory priority regime under German law that provides that certain claims will be satisfied first in a resolution or insolvency proceeding with respect to us. Under German law, the Exchange Notes constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz).

Resolution Measures	Under the relevant resolution laws and regulations as applicable to us from time to time, the Exchange Notes (as is the case with the Original Notes) may be subject to the powers exercised by the competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Exchange Notes;

•

convert the Exchange Notes into ordinary shares of (i) Deutsche Bank AG or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the Exchange Notes to another entity, (ii) the amendment, modification or variation of the terms and conditions of the Exchange Notes or (iii) the cancellation of the Exchange Notes.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a

Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European Union directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the Exchange Notes or under the Indenture to make a payment of principal of, interest on or other amounts owing. By acquiring any Exchange Notes, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or, with respect to the Exchange Notes, increased losses incurred based on the order of priority under the German Banking Act as described under “Risk Factors—Risks relating to the Exchange Notes.” In addition, by your acquisition of any Exchange Notes, you waive (to the fullest extent permitted by the Trust Indenture Act (defined below) and applicable law) any and all claims against the Trustee (defined below) and the Exchange Note Agents (defined below), and agree not to initiate a suit against the Trustee or any Exchange Note Agent in respect of, and agree that the Trustee and the Exchange Note Agents will not be liable for, any action that the Trustee or any Exchange Note Agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the Exchange Notes. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” of this prospectus.

Waiver of Set-Off; No Security provided	No holder may set off its claims arising under the Exchange Notes against any claims of Deutsche Bank AG. No security or guarantee will be provided at any time securing claims of the holders under any series Exchange Notes; any security or guarantee already provided or granted in the future in connection with other liabilities of Deutsche Bank AG may not be used for claims under the Exchanges Notes.

Event of Default	An “Event of Default” with respect to each series of Exchange Notes means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the Exchange Notes. This represents a change from the Original Notes (other than the B Original Notes due October 2021).

No Acceleration in case of Default in Payment or Performance; Right to Bring Actions on Default

There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under any series of Exchange Notes or default in our performance of any other covenant of the Issuer under the Exchange Notes or the Eligible Liabilities Senior Indenture. This

represents a change from the Original Notes (other than the B Original Notes due October 2021).

No holder of any series of Exchange Notes has any right to initiate legal actions or other remedies unless such holder shall have given written notice of the default to the Trustee and the holders of not less than a majority in aggregate principal amount of such series of Exchange Notes shall have made written request to the Trustee to initiate such action or proceedings and the Trustee for 60 days after such notice shall have failed to initiate any such action.

Listing and Admission to Trading	We do not intend to list any series of Exchange Notes on any stock exchange. The Original Notes were also unlisted.

Book-Entry Issuance, Settlement and Clearance	Each series of Exchange Notes will be represented by one or more fully registered global notes in book-entry form (the “Global Notes”). The Global Notes will be registered under the name of Cede & Co., as nominee for DTC. You may elect to hold interests in the Exchange Notes through either DTC (in the United States), or Clearstream Banking, société anonyme, which we refer to as “Clearstream, Luxembourg,” or Euroclear Bank, SA/NV, or its successor, as operator of the Euroclear System, which we refer to as “Euroclear” (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

Benefit Plan Investor Considerations	The Exchange Notes may be acquired by (i) an “employee benefit plan” as defined in and subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, account or other arrangement subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (iii) any plan (such as a governmental plan (as defined in Section 3(32) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA)), account or arrangement that, while not subject to Title I of ERISA or Section 4975 of the Code, is subject to substantially similar provisions of any U.S. federal, state or local law, or non-U.S. law (“Similar Law”) or (iv) any entity whose underlying assets include, or are deemed for the purposes of ERISA, the Code or any Similar Law to include, plan assets of any such employee benefit plan or other plan, account or arrangement, each as described in (i), (ii) or (iii), subject to certain conditions. Each investor in an Exchange Note will be deemed to have made certain representations regarding these matters. Prospective investors must carefully consider the restrictions set forth in “Benefit Plan Investor Considerations.”

Taxation

All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax (“Withholding Taxes”), unless such deduction or withholding is required by law. In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Exchange Notes), the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances as described herein under “Description of the Exchange Notes—Payment of Additional Amounts,” pay Additional Amounts to cover the amounts so deducted or withheld.

For a discussion of the U.S. federal income taxation of the Exchange Notes, see “Taxation—U.S. Federal Income Tax Considerations.”

For a discussion of the German taxation of the Exchange Notes, see “Taxation—Certain German Tax Considerations.”

Risk Factors	There are certain factors that may affect the Issuer’s ability to fulfill its respective obligations under the Exchange Notes. For a discussion of significant factors you should consider carefully before deciding to participate in the Exchange Offer, see “Risk Factors—Risks relating to the Exchange Notes” below.

Governing Law	The Exchange Notes and the Eligible Liabilities Senior Indenture will be deemed to be contracts under the laws of the State of New York, and for all purposes will be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in the Eligible Liabilities Senior Indenture relating to the ranking of the Exchange Notes and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

Jurisdiction	Any suit, action or proceeding against the Issuer arising out of or based upon any series of Exchange Notes or the Eligible Liabilities Senior Indenture may be instituted in any state or federal court in the borough of Manhattan, The City of New York.

Trustee	The Bank of New York Mellon.

Paying Agent, Authenticating Agent, Issuing Agent and Registrar	Deutsche Bank Trust Company Americas.

Currency	United States dollars.

CUSIP	A Exchange Notes due August 2020: 251526BT5.

B Exchange Notes due August 2020: 251526BU2.

Exchange Notes due January 2021: 251526BV0.

Exchange Notes due May 2021: 251526BW8.

Exchange Notes due October 2021: 251526BX6.

Exchange Notes due May 2024: 251526BY4.

Exchange Note due January 2026: 251526BZ1.

ISIN	A Exchange Notes due August 2020: US251526BT59.

B Exchange Notes due August 2020: US251526BU23.

Exchange Notes due January 2021: US251526BV06.

Exchange Notes due May 2021: US251526BW88.

Exchange Notes due October 2021: US251526BX61.

Exchange Notes due May 2024: US251526BY45.

Exchange Note due January 2026: US251526BZ10.

RISK FACTORS

Investing in the Exchange Notes involves risk, including the risk of loss of a holder’s entire investment in the Exchange Notes. Before making a decision whether to participate in any of the Exchange Offers, you should carefully consider the risks and uncertainties described in this prospectus, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein. Investors should reach their own investment decision with regard to the Exchange Notes only after consultation with their own financial and legal advisers about risks associated with an investment in the Exchange Notes, and the suitability of investment in the Exchange Notes in light of their particular circumstances.

We believe that the factors described below represent the principal risks inherent in investing in the Exchange Notes, but our inability to pay interest, principal or other amounts on or in connection with any Exchange Notes or otherwise fulfill our obligations in connection with any Exchange Notes may occur for other reasons which we may not consider to be significant risks based on information currently available to us or which we may not currently anticipate. In addition, certain factors which are material for the purpose of assessing the market risks associated with the Exchange Notes are also described below. Prospective investors should give careful consideration to the following risk factors in evaluating the merits and suitability of an investment in the Exchange Notes.

The information is not intended to be an exhaustive list of all potential risks associated with an investment in the Exchange Notes. Prospective investors should also read the detailed information set out elsewhere in this prospectus and reach their own views prior to making any investment decision.

Risks relating to Deutsche Bank AG

For a description of the risks associated with Deutsche Bank AG, see the section entitled “Item 3: Key Information—Risk Factors” of the 2017 Form 20-F.

Risks Relating to the Exchange Offers

There is uncertainty as to the trading market for Original Notes not exchanged.

To the extent we accept tenders of Original Notes for exchange in the Exchange Offers and the Exchange Offers are completed, the trading market for each series of the Original Notes that remain outstanding following such completion may be significantly more limited. The remaining Original Notes may trade at lower prices than a comparable issue of securities with greater market liquidity. A reduced market value and reduced liquidity may also make the trading prices of the remaining Original Notes more volatile. As a result, the market price for the Original Notes that remain outstanding after the completion of the Exchange Offers may be adversely affected as a result of the Exchange Offers and holders may be unable to resell their Original Notes for an extended period of time, if at all. None of the Issuer, the Dealer Manager, the Exchange Agent or the Information Agent has any duty to make a market in any remaining Original Notes.

Original Notes not exchanged or rejected from the Exchange Offers will be treated differently from Exchange Notes.

If you do not exchange your Original Notes for Exchange Notes pursuant to the Exchange Offers or if they are rejected therefrom, your Original Notes will remain outstanding. The terms and conditions governing the Original Notes, including the covenants and other protective provisions contained in the Senior Indenture or the Agent Agreement, as applicable, governing the Original Notes, will remain unchanged. No amendments to these documents are being sought.

The Original Notes that remain outstanding or are rejected from the Exchange Offers will, to the extent they have not been registered under the Securities Act, remain subject to the existing transfer restrictions. Any Original Notes not registered under the Securities Act may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. Holders of Original Notes not registered under the Securities Act who do not participate in the Exchange Offers will face restrictions on the resale of their Original Notes, and may not be able to sell their Original Notes at the time they wish or at prices acceptable to them. In addition, we currently do not intend to register any Original Notes not registered under the Securities Act and, if you are eligible to exchange your Original Notes in the Exchange Offers and do not exchange your Original Notes in the Exchange Offers, you will not be entitled to have those Original Notes registered under the Securities Act at a later date.

From time to time, and subject to certain conditions, we may in the future acquire Original Notes that are not tendered and accepted for purchase in the Exchange Offers through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as may be determined and could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we may choose to pursue in the future.

Responsibility for complying with the procedures of the Exchange Offers.

Holders of Original Notes are responsible for complying with all of the procedures for tendering Original Notes for exchange in a timely manner. Therefore, holders of Original Notes that wish to exchange them for Exchange Notes should allow sufficient time to ensure timely delivery of the Original Notes and other required documents to the Exchange Agent and holders should carefully follow the instructions on how to tender their Original Notes. If the instructions are not strictly complied with, the Agent’s Message may be rejected. None of Issuer, the Dealer Manager, Exchange Agent or the Information Agent assumes any responsibility for informing any holder of Original Notes of irregularities with respect to such holder’s participation in the Exchange Offers. See “The Exchange Offers—Procedures for Tendering.”

Consummation of the Exchange Offers may not occur.

The Exchange Offers are subject to the satisfaction of certain conditions. See “The Exchange Offers—Conditions to the Exchange Offers.” Even if the Exchange Offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered in the Exchange Offers.

Until we announce whether we have accepted valid tenders of Original Notes for exchange pursuant to the Exchange Offers, no assurance can be given that the Exchange Offers will be completed because, subject to applicable law and as provided in this prospectus, we may, in our discretion, extend, re-open, amend, waive any condition of or terminate any or all of the Exchange Offers, subject to applicable law, at any time until then.

Risks relating to the Exchange Notes

The Exchange Notes may be written down, be converted into ordinary shares or other instruments qualifying as common equity tier 1 capital or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us. Also, since January 1, 2017, in a resolution or German insolvency proceeding instituted with respect to the Issuer, certain specifically defined senior unsecured debt instruments (such as the Exchange Notes) would rank junior to all other outstanding unsecured unsubordinated obligations of the Issuer, and be satisfied only if all other senior unsecured obligations of the Issuer have been paid in full. Such ranking might result in higher losses being allocated to the Exchange Notes described in this prospectus than to other outstanding unsecured unsubordinated obligations of the Issuer.

On May 15, 2014, the European Parliament and the Council of the European Union adopted a directive establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. To implement the Bank Recovery and Resolution Directive, Germany adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or the “Resolution Act”), which became effective on January 1, 2015. The Bank Recovery and Resolution Directive and the Resolution Act provided national resolution authorities with a set of resolution powers to intervene in the event that a bank is failing or likely to fail and certain other conditions are met. From January 1, 2016, the power to initiate resolution measures applicable to significant banking groups (such as Deutsche Bank Group) in the European Banking Union has been transferred to the European Single Resolution Board (“SRB”) which, based on the European Union regulation establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (“SRM Regulation”), works in close cooperation with the European Central Bank, the European Commission and the national resolution authorities.

Pursuant to the SRM Regulation, the Resolution Act and other applicable rules and regulations, the Exchange Notes are subject to the powers exercised by the competent resolution authority to write down, including write down to zero, the claims for payment of the principal amount, interest amount or any other amount in respect of the Exchange Notes, to convert the Exchange Notes into ordinary shares of (i) the Issuer, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, or to apply any other resolution measure including, but not limited to, any transfer of the Exchange Notes to another entity, the amendment, modification or variation of the terms and conditions of the Exchange Notes or a cancellation of the Exchange Notes. We refer to each of these measures pursuant to German and European law, as applicable to us from time to time in effect, as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to as the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act. The competent resolution authority may apply Resolution Measures individually or in any combination. Imposition of a Resolution Measure would likely occur if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent supervisory authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool.

If a Resolution Measure is imposed, the competent resolution authority will have to exercise its powers in a way that results in (i) common equity tier 1 capital instruments (such as ordinary shares of Deutsche Bank AG) being written down first in proportion to the relevant losses, (ii) thereafter, the principal amount of other capital instruments (additional tier 1 capital instruments and tier 2 capital instruments) being written down on a permanent basis or converted into common equity tier 1 capital instruments in accordance with their order of priority and (iii) thereafter, other “bail-in”-able liabilities – such as those under senior debt securities – being written down or converted into common equity tier 1 capital instruments in accordance with a set order of priority as explained below.

Since January 1, 2017, according to the German Banking Act (Kreditwesengesetz), non-structured senior unsecured debt instruments issued by German banks such as Deutsche Bank AG have become subordinated by operation of law, including debt instruments issued prior to January 1, 2017. Such “senior non-preferred” debt instruments rank junior to Deutsche Bank AG’s other unsubordinated liabilities (including, but not limited to, deposits, derivatives, money market instruments and debt instruments that are “structured” as explained below), but in priority to Deutsche Bank AG’s contractually subordinated liabilities, such as those qualifying as tier 2 instruments, and would be satisfied only if all other unsecured and unsubordinated obligations of Deutsche Bank AG have been paid in full. This prioritization would also be given effect if Resolution Measures are imposed on us, so that obligations under debt instruments that rank junior in insolvency as described above would be written down or converted into common equity tier 1 capital instruments before any other unsecured and unsubordinated obligations of Deutsche Bank AG are written down or converted.

Debt instruments that rank junior to other unsubordinated liabilities according to the German Banking Act comprise bearer bonds (Inhaberschuldverschreibungen), order bonds (Orderschuldverschreibungen) and similar instruments which by their nature are tradable on the capital markets, as well as promissory notes (Schuldscheindarlehen) and registered bonds (Namensschuldverschreibungen), unless they are expressly preferred or exempted. A large portion of Deutsche Bank AG’s liabilities consists of unsubordinated liabilities that fall outside the statutory definition of “debt instruments” or qualify as debt instruments that are expressly preferred or exempted. Among Deutsche Bank AG’s unsecured and unsubordinated debt instruments that are expressly preferred are in particular those whose terms provide that (i) the amount of repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the debt instruments are issued or settlement is affected in a way other than by monetary payment, or (ii) the amount of the interest depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the debt instruments are issued unless the interest amount solely depends on a fixed or floating reference interest rate and is settled by monetary payment.

In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the Issuer, the competent resolution authority or court would determine whether the Exchange Notes have the terms described in clauses (i) or (ii) above, referred to herein as “Structured Debt Securities,” or whether they do not, referred to herein as “Non-Structured Debt Securities.” We expect and intend the Exchange Notes to be classified as Non-Structured Debt Securities. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the Issuer, Structured Debt Securities are expected to constitute unsecured and unsubordinated obligations that would bear losses after Non-Structured Debt Securities as described above. The order of priority under the German Banking Act could lead to increased losses for the holders of Non-Structured Debt Securities (such as the Exchange Notes) if insolvency proceedings were initiated or Resolution Measures imposed on the Issuer.

In November 2016, the European Commission proposed substantial amendments to, among other laws, the Capital Requirements Regulation, the Bank Recovery and Resolution Directive and the SRM Regulation. The proposals cover multiple areas, including the introduction of a moratorium tool, refinements of the minimum requirement for own funds and eligible liabilities (or “MREL”) framework, and the integration of the Financial Stability Board’s (“FSB”) Principles on Loss-absorbing and Recapitalisation Capacity of G-SIBs in Resolution published on November 9, 2015 (the “FSB’s TLAC standard”) into EU legislation. Among the package of reforms published by the European Commission was a proposal to harmonize the ranking of unsecured debt instruments issued by banks in the European Union. This proposal has been “fast tracked” and is now included in a separate directive amending the Bank Recovery and Resolution Directive, which was published on December 27, 2017, and has to be implemented into German law by December 29, 2018, at the latest. Once implemented in Germany, it is expected that the Exchange Notes will continue to rank junior to Deutsche Bank AG’s other unsecured and unsubordinated obligations (including, but not limited to, deposits, derivatives, money market instruments and Structured Debt Securities), and Deutsche Bank AG will be able to issue further non-structured “senior non-preferred” debt instruments ranking pari passu with its existing “senior non-preferred” debt instruments, such as the Non-Structured Debt Securities. In addition, however, Deutsche Bank AG will be able to issue non-structured debt instruments (“senior preferred” debt instruments) ranking pari passu with Deutsche Bank AG’s other unsecured and unsubordinated liabilities, which is currently not possible. Such new “senior preferred” debt instruments would rank pari passu with, among other obligations, Structured Debt Securities, money market instruments, derivatives and, generally, corporate deposits (unless they rank even more senior). The possibility for Deutsche Bank AG to issue non-structured “senior preferred” debt instruments may have a negative impact on the market value and liquidity of the Exchange Notes. In the context of the possibility to issue “senior preferred” and “senior non-preferred” instruments, and in light of the ranking of the latter, the European Central Bank announced on December 14, 2017 that it will cease to accept “senior non-preferred” debt instruments as collateral for central bank refinancing purposes, subject to certain grandfathering arrangements until December 31, 2018.

The current proposals, as well as the economic and financial environment at the time of implementation and beyond, can have a negative impact on the market value of the Exchange Notes as well as on our operations and financial condition and they may require us to raise additional capital or issue additional “eligible liabilities instruments.”

You would have no claim or other right against us arising out of any Resolution Measure, and we would have no obligation to make payments under the Exchange Notes following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an Event of Default under the Exchange Notes, or under the Eligible Liabilities Senior Indenture, or give you any other right to accelerate or terminate the Exchange Notes.

There is some uncertainty as to what protections, if any, will be available to holders of securities that are subject to a Resolution Measure and to the additional resolution powers that may be granted to the competent resolution authority. Under the Resolution Act, there are certain limited judicial proceedings available to challenge any Resolution Measure taken by the competent resolution authority. Limited judicial proceedings to challenge Resolution Measures under the SRM Regulation (including possible proceedings before the European Court of Justice) may also be available. However, it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the Exchange Notes, you waive (to the fullest extent permitted by the Trust Indenture Act and applicable law) any and all claims against the Trustee and the paying agent, the authenticating agent, the issuing agent and the registrar for the Exchanges Notes (the “Exchange Note Agents”) for, agree not to initiate a suit against the Trustee or any Exchange Note Agent in respect of, and agree that the Trustee and the Exchange Note Agents will not be liable for, any action that the Trustee or any Exchange Note Agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the Exchange Notes. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure.

The extent to which the principal amount of, or other amount payable with respect to, the Exchange Notes may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in the Exchange Notes may not follow the trading behavior associated with other types of securities issued by other financial institutions that may be or have been subject to a Resolution Measure. In addition, secondary market trading in any securities constituting ”senior non-preferred” debt instruments (such as the Exchange Notes) may not follow the trading behavior associated with Structured Debt Securities or other “senior preferred” debt instruments issued by us or with securities issued by other financial institutions that are not subject to the German Banking Act or similar laws. You may lose part or all of your investment in the securities if a Resolution Measure becomes applicable to us, even though the Exchange Notes are governed by New York law.

There are differences between the Original Notes and the Exchange Notes. These differences include, but are not limited to, terms designed to cause the Exchange Notes to qualify as “eligible liabilities instruments” under proposed banking regulations expected to be applicable to us. As such, you will in particular have no right to accelerate or terminate the Exchange Notes in the event of any payment default or non-performance under the Exchange Notes or the Eligible Liabilities Senior Indenture.

The terms of the Exchange Notes will be different from those of the Original Notes. In particular, the terms of the Exchange Notes are designed to qualify as “eligible liabilities instruments” meeting the conditions set out in the FSB’s TLAC standard as it is expected to be implemented in the European Union, once the amendments to the Capital Requirements Regulation, the Bank Recovery and Resolution Directive and the SRM Regulation (as referred to in the immediately preceding risk factor) have become fully effective. In particular, the Eligible Liabilities Senior Indenture and the Exchange Notes will provide, among other things, the Exchange Notes may only be called, redeemed, repurchased or repaid early if the competent supervisory authority has granted its permission to do so, if legally required, and the holders will have no right of acceleration in the case of any default in the payment of principal of, or interest on, or other amounts owing under the Exchange Notes or default in the performance of any other covenant we make in the Exchange Notes or the Eligible Liabilities Senior Indenture. In addition, no security or guarantee will be and must not be provided in relation to the Exchange Notes, and holders may not set off any of their claims under the Exchange Notes against any claims of the Issuer. The terms of the Exchange Notes will also expressly provide that the ranking of the Exchange Notes will be subject to any statutory priority regime under German law that provides that certain claims will be satisfied first in a resolution or insolvency proceeding with respect to us. As described in the immediately preceding risk factor, under German law, the Exchange Notes constitute “senior non-preferred” debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act. While all other provisions of the Exchange Notes will be governed by New York law, the ranking of the Exchange Notes and their status under Section 46f(6) sentence 1 of the German Banking Act will be governed by German law. Finally, to the extent not already provided for in the Original Notes, by your acquisition of the Exchange Notes you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measures. Accordingly, higher losses may be allocated to the Exchange Notes than to other outstanding unsecured unsubordinated obligations we have issued or may in the future issue.

Investors should carefully consider the differences described in the preceding paragraph in addition to those described under “Comparison of Material Differences Between the Original Notes and the Exchange Notes” in deciding whether to tender Original Notes for exchange in connection with the Exchange Offers.

Changes in law may adversely affect the rights of the holders.

Changes in law after the date hereof may adversely affect the rights and effective remedies of holders as well as the market value of the Exchange Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Exchange Notes, which may have an adverse effect on investment in the Exchange Notes.

The Exchange Notes may not be a suitable investment for all investors.

Each potential investor in the Exchange Notes must determine the suitability of such investment in light of its own circumstances. Holders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax or accounting consequences of participating in the Exchange Offers. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the Exchange Notes, the merits and risks of investing in the Exchange Notes and the information contained or incorporated by reference in this prospectus;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Exchange Notes and the impact the Exchange Notes will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Exchange Notes, including where the currency for principal or interest payments is different from the currency in which such potential investor’s financial activities are principally denominated;

(iv)	understand thoroughly the terms of the Exchange Notes, such as the circumstances under which the competent resolution authority will impose a Resolution Measure with respect to the Exchange Notes, and the effect of our condition on the Exchange Notes;

(v)	understand thoroughly that there will be no right to accelerate or terminate the Exchange Notes; and

(vi)	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

A potential investor should not invest in the Exchange Notes unless it has the knowledge and expertise (either alone or with a financial adviser) to evaluate how the Exchange Notes will perform under changing conditions, the resulting effects on the value of the Exchange Notes due to the likelihood of an exercise of resolution powers or the ordering of Resolution Measures with respect to us, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus or incorporated by reference herein.

None of Deutsche Bank AG, the Dealer Manager, the Exchange Agent, the Information Agent or their respective directors, officers, employees, agents or affiliates is acting for any holder, or will be responsible to any holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Exchange Offers, and accordingly none of Deutsche Bank AG, the Dealer Manager, the Exchange Agent, the Information Agent or their respective directors, officers, employees, agents or affiliates makes any recommendation whatsoever regarding the Exchange Offers, or any recommendation as to whether you should tender your Original Notes for exchange pursuant to the Exchange Offers. None of Deutsche Bank AG, the Dealer Manager, the Exchange Agent, the Information Agent or their respective directors, officers, employees, agents or affiliates has expressed any opinion as to whether the terms of the Exchange Offers are fair.

No public market exists for the Exchange Notes, and there are uncertainties regarding the existence of any trading market for the Exchange Notes.

The Exchange Notes are new securities which may not be widely distributed and for which there is currently no active trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount to their issue price, depending upon prevailing interest rates, the market for similar securities, general economic conditions, or our results of operations, financial condition, liquidity profile and regulatory capital adequacy. Therefore, holders may not be able to sell their Exchange Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. The Exchange Notes generally would have a more limited secondary market and more price volatility than conventional debt securities.

None of the Exchange Offers is subject to any minimum level of participation. Accordingly, if the level of participation in any Exchange Offer is low, and we consummate such Exchange Offer and issue Exchange Notes, the trading market for those Exchange Notes may be limited, and the Exchange Notes may trade at a lower price than a comparable issue of securities with greater market liquidity. A low market value and low market liquidity may also make the trading price of the Exchange Notes more volatile than a comparable issue with a larger market value and greater liquidity.

The Exchange Notes are not listed or admitted for trading on any securities exchange, and we have no plans to effect such listing or admission, which may compound the risk described in the preceding paragraph. Illiquidity may have a severely adverse effect on the market value of the Exchange Notes.

Credit ratings may not reflect all risks. Changes to the credit ratings of the Exchange Notes could affect the value of the Exchange Notes.

Upon issuance, it is expected that one or more independent credit rating agencies will assign credit ratings to the Exchange Notes. However, we are under no obligation to ensure that the Exchange Notes are rated by any rating agency. The credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the Exchange Notes. There can be no assurance that the methodology of these credit rating agencies will not evolve or that such credit ratings will not be suspended, reduced or withdrawn at any time. Further, such credit ratings may be revised downwards in the event of a deterioration in our capital position or viability. A credit rating is not a recommendation to buy, hold or sell securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

Our credit rating may not reflect all risks of an investment in the Exchange Notes.

Our credit rating may not reflect the potential impact of all risks relating to the market values of the Exchange Notes. However, real or anticipated changes in our credit rating will generally affect the market values of the Exchange Notes or may result in a downgrade in the credit ratings for the Exchange Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

There is no restriction on the amount or type of further securities or indebtedness which we may issue.

There is no restriction on the amount or type of further securities or indebtedness which we may issue or incur, as the case may be, which rank senior to, or pari passu with, the Exchange Notes. The issue or incurrence of any such further securities or indebtedness, as the case may be, may limit our ability to meet our obligations under the Exchange Notes.

The market value of the Exchange Notes may be influenced by unpredictable factors.

Many factors, most of which are beyond our control, will influence the value of the Exchange Notes and the price, if any, at which securities dealers may be willing to purchase or sell the Exchange Notes in the secondary market, including:

(i)	our creditworthiness and, in particular our results of operations, financial condition, liquidity profile and regulatory capital adequacy;

(ii)	supply and demand for the Exchange Notes, including inventory with any securities dealer; and

(iii)	economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally.

Accordingly, if a holder sells its Exchange Notes in the secondary market, it may not be able to obtain a price equal to the principal amount of the Exchange Notes or a price equal to the price that it paid for the Exchange Notes.

The global certificates will be held by or on behalf of DTC, Euroclear and Clearstream, Luxembourg and holders will have to rely on their procedures for transfer, payment, voting and communication with us.

Each series of Exchange Notes will be represented by global certificates deposited with the custodian for DTC. Except in certain limited circumstances described in the global certificates, holders will not be entitled to receive Exchange Notes in fully certificated, non-global definitive form, which we refer to as

‘‘Definitive Notes.’’ DTC (and Euroclear and Clearstream, Luxembourg as indirect participants in DTC) will maintain records of the beneficial interests in the global certificates. While the Exchange Notes are represented by one or more global certificates, holders will be able to trade their beneficial interests in Exchange Notes only through DTC or any other clearing system, as applicable.

A holder of a beneficial interest in a global certificate must rely on the procedures of DTC or any other clearing system to receive payments under the Exchange Notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global certificates.

Holders of beneficial interests in the global certificates will not have a direct right to vote in respect of the Exchange Notes. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC to appoint appropriate proxies.

Any transfer of Exchange Notes that is initiated prior to the delivery of a notice to DTC specifying the opening of insolvency proceedings against us but that is scheduled to settle after receipt of such notice by DTC will be rejected by DTC and will not settle within DTC.

Following the receipt of notice by DTC regarding the opening of insolvency proceedings against us, DTC will suspend all clearance and settlement of the Exchange Notes. As a result, holders will not be able to settle the transfer of any Exchange Notes following the receipt of such notice by DTC due to the suspension of settlement activities with respect to the Exchange Notes within DTC. In addition, any sale or other transfer of the Exchange Notes that a holder may have initiated prior to the receipt of such notice by DTC that is scheduled to settle following the receipt of such notice by DTC will be rejected by DTC and will not be settled within DTC. In this circumstance, transferors of the Exchange Notes would not receive any consideration through DTC in respect of such intended transfer because DTC will not settle such transfer.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to assess the terms of the Exchange Notes (including as to the circumstances under which the competent resolution authority would impose a Resolution Measure with respect to the Exchange Notes, the acknowledgement thereof and consent thereto and the effect of the Issuer’s condition on the Exchange Notes) and to determine whether and to what extent (1) Exchange Notes are legal investments for it, (2) Exchange Notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any Exchange Notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of Exchange Notes under any applicable risk-based capital or similar rules.

Movements of the market interest rate and the credit risk premium can adversely affect the price of the Exchange Notes and lead to losses upon a sale.

You will be exposed to the risk that the price of the Exchange Notes decreases as a result of changes in the premium the market applies to the risks relating to us or our capital. We refer to this kind of premium as the “credit risk premium.” You will also be exposed to interest rates as determined on a particular day on the capital markets, which we refer to as a “market interest rate.” As the market interest rate or the credit risk premium changes, the price of the Exchange Notes would typically be expected to change in the opposite direction. For example, if either the market interest rate or the credit risk premium increases, the price of the Exchange Notes on the secondary market would typically be expected to fall in response. Movements of the market interest rate and the credit risk premium are independent of each other, and such movements can adversely affect the price of the Exchange Notes and can accordingly lead to losses on your investment in the Exchange Notes.

Repurchase of the Exchange Notes prior to their scheduled maturity requires regulatory approval.

Any repurchase of the Exchange Notes prior to their stated maturity shall be subject to (i) receipt by the Issuer of prior written approval of the Issuer’s competent supervisory authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent supervisory authority, and (ii) compliance with any other regulatory requirements. If the Exchange Notes are repurchased without prior written approval of such competent supervisory authority, then the amounts paid on the Exchange Notes must be returned to the Issuer irrespective of any agreement to the contrary.

The consents of holders may not be required for certain majority decisions, modifications of the terms of the Exchange Notes or the Eligible Liabilities Senior Indenture, or for waivers.

The terms of the Exchange Notes contain certain voting provisions for holders of Exchange Notes regarding matters affecting their interests generally. These provisions permit defined majorities to bind all holders, including holders who did not vote and holders who voted in a manner contrary to the majority.

Additionally, we and the Trustee may amend, modify or supplement the Eligible Liabilities Senior Indenture or the Exchange Notes without the consent of any holder to, for example, evidence the succession of another corporation to us, to cure any ambiguity or to correct or supplement any provision contained in the Eligible Liabilities Senior Indenture or the Exchange Notes which may be defective or inconsistent with any other provision contained therein, or to make such other provisions as we may deem necessary or desirable, provided that no such action shall adversely affect the interests of the holders.

You might incur costs in connection with the tender, the blocking or upon return of Notes

If you authorize the tendering of Original Notes and the blocking of the relevant accounts in any of the clearing systems or if we do not accept your tender of Original Notes and accordingly your Original Notes are unblocked, you might incur costs in connection with such actions. You should therefore consult your broker, dealer, bank, custodian, trust company, other nominee or financial advisor to inform yourself about any such possible costs.

Certain tax considerations

Tendering Notes may result in tax consequences. See “Taxation” for a discussion of certain tax matters that should be considered in evaluating the Exchange Offers.

Some of the Exchange Notes are expected to be issued with original issue discount (OID) for U.S. federal income tax purposes. To the extent an Original Note is trading at a price that is less than its principal amount by more than a de minimis amount, an Exchange Note received in exchange for such Original Note will be treated as being issued with OID. Investors in Exchange Notes with OID will be required to include in ordinary income a ratable portion of the interest payable on the Exchange Notes as it accrued, regardless of its method of tax accounting and prior to receiving corresponding cash. See “Taxation—U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders who Participate in the Exchange Offers—Original Issue Discount” for a discussion of the treatment of OID and other tax consequences that should be considered in evaluating the Exchange Offers.

Risks relating to the A Exchange Notes due August 2020

Uncertainty about the future of LIBOR may adversely affect the return on the A Exchange Notes due August 2020

On July 27, 2017, the Chief Executive of the United Kingdom Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. The announcement indicates that, due to the absence of active underlying markets, the continuation of LIBOR benchmarks that are based on these markets cannot and will not be guaranteed after 2021. It is impossible to predict whether, and to what extent, banks will continue to provide LIBOR submissions to the administrator of LIBOR to allow for the calculation of LIBOR in its current form, or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere.

At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the effect of any such alternatives on the value of LIBOR-based securities, such as the A Exchange Notes due August 2020. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect LIBOR, and thus, your return on the A Exchange Notes due August 2020 as well as the trading market for the A Exchange Notes due August 2020.

Potential conflicts of interest may arise if the base rate has been permanently discontinued or is unavailable

Because Deutsche Bank AG London Branch is acting as the calculation agent for the A Exchange Notes due August 2020, a conflict of interest may arise due to our economic interests potentially being adverse to the interests of holders as investors in the A Exchange Notes due August 2020 as the calculation agent, Deutsche Bank AG London Branch will determine, among other things, the amount of interest payable in respect of the A Exchange Notes due August 2020 on each interest payment date. In addition, if LIBOR has been permanently discontinued, the calculation agent will select an alternative reference rate for the A Exchange Notes due August 2020 and may adjust certain terms of the A Exchange Notes due August 2020. The terms that the calculation agent may adjust include, but are not limited to, the base rate, the applicable currency and/or index maturity for such alternative reference rate, the spread, as well as the business day convention, the definition of Business Day, interest determination dates and related provisions and definitions. Furthermore, if LIBOR is unavailable on an interest determination date but has not been permanently discontinued, the calculation agent may determine the interest rate on such interest determination date in its sole discretion. Any selection, adjustments or determinations by the calculation agent could adversely affect the applicable interest rate for, and thus, a holder’s return on, the A Exchange Notes due August 2020.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended March 31, 2018 and December 31, 2017, 2016, 2015, 2014 and 2013 included as Exhibit 99.3 to our Current Report on Form 6-K, filed with the SEC on April 27, 2018, is hereby incorporated by reference.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE A ORIGINAL NOTES DUE AUGUST 2020 AND THE A EXCHANGE NOTES DUE AUGUST 2020

The following is a summary comparison of the material differences between the terms of the A Original Notes due August 2020 and the A Exchange Notes due August 2020. This summary does not purport to be complete and is qualified in its entirety by reference to the Base Eligible Liabilities Senior Indenture, the First Supplemental Eligible Liabilities Senior Indenture (including the Form of Floating Rate Registered Eligible Liabilities Senior Note included as a schedule thereto), and the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture, and the A Original Notes due August 2020. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	A Original Notes due August 2020	A Exchange Notes due August 2020
Issuer	Deutsche Bank AG	Deutsche Bank AG, acting through its New York branch

Principal Amount Outstanding (Aggregate)	$375,000,000	Up to $375,000,000

Interest Rate	3-month USD LIBOR plus 1.31%	3-month USD LIBOR plus 1.31%

Payment Frequency	Quarterly in arrears on February 20, May 20, August 20 and November 20	Quarterly in arrears on February 20, May 20, August 20 and November 20

Maturity	August 20, 2020	August 20, 2020

Optional Redemption	None	None

Minimum Denomination	$1,000 and integral multiples thereof	$100,000 and integral multiples of $1,000 in excess thereof

Status	The A Original Notes due August 2020 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, save for those preferred by mandatory provisions of law.	The A Exchange Notes due August 2020 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, subject to any statutory priority regime under German law that provides certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer. Under German law, the A Exchange Notes due August 2020 constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz). No holder may set off its claims arising under the A Exchange Notes due August 2020 against any claims of the Issuer.

Events of Default	An “Event of Default” with respect to the A Original Notes due August 2020 means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or	An “Event of Default” with respect to the A Exchange Notes due August 2020 means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the A Exchange Notes due August 2020. If an Event of Default occurs and is continuing, then, unless the principal of all the A Exchange Notes due August 2020 shall have already become due and payable, either the Trustee or the

A Original Notes due August 2020	A Exchange Notes due August 2020

regulation of any administrative or governmental body):

(a)   default in the payment of principal, interest or premium in respect of the A Original Notes due August 2020 for 30 days; or

(b)   the failure to perform or observe any other obligations under the A Original Notes due August 2020 which failure continues for the period of 60 days next following service on the Issuer of notice requiring the same to be remedied by the Trustee or holders of 33 1/3% or more in aggregate principal amount of all series of debt securities issued under the Senior Indenture affected thereby; provided, that (i) any failure to perform or observe any obligation to the file with the Trustee copies of the Issuer’s annual reports and other information, documents and other reports required to be filed with the SEC or, to the extent automatically deemed to be included in the Senior Indenture, Section 3.14(a) of the Trust Indenture Act of 1939, shall not constitute an Event of Default for purposes of any remedy set forth in the Senior Indenture or that otherwise gives a right to accelerate or declare any A Original Note due August 2020 issued under the Senior Indenture due and payable, and (ii) only the Trustee may institute a legal proceeding against the Issuer to enforce the foregoing delivery obligations; or

(c)   a court in Germany opens insolvency proceedings against the Issuer or the Issuer applies for or institutes such proceedings or offers or makes an arrangement for the benefit of its creditors generally.

holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Eligible Liabilities Senior Indenture.

There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under the A Exchange Notes due August 2020 or default in the performance of any other covenant of the Issuer under the Exchange Notes due August 2020 or the Eligible Liabilities Senior Indenture.

	A Original Notes due August 2020	A Exchange Notes due August 2020
If an Event of Default occurs and is continuing, then, unless the principal of all the A Original Notes due August 2020 shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Senior Indenture.

Resolution Measures

(a)   Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the A Original Notes due August 2020 may be subject to the powers exercised by the competent resolution authority to:

(i)  write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of the A Original Notes due August 2020;

(ii)   convert the A Original Notes due August 2020 into ordinary shares or other instruments qualifying as core equity tier one capital; and/or

(iii)  apply any other resolution measure, including, but not limited to, (A) any transfer of the A Original Notes due August 2020 to another entity, (B) the amendment of the terms and conditions of the A Original Notes due August 2020 or (C) the cancellation of the A Original Notes due August 2020;

(each, a “Resolution Measure”).

(a)   Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the A Exchange Notes due August 2020 may be subject to the powers exercised by the competent resolution authority to:

(i)  write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of the A Exchange Notes due August 2020;

(ii)   convert the A Exchange Notes due August 2020 into ordinary shares of (i) the Issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

(iii)  apply any other resolution measure, including, but not limited to, (A) any transfer of the A Exchange Notes due August 2020 to another entity, (B) the amendment, modification or variation of the terms and conditions of the A Exchange

	A Original Notes due August 2020	A Exchange Notes due August 2020

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of the A Original Notes due August 2020 or the Senior Indenture to make a payment of principal of, interest on, or other amounts owing under the A Original Notes due August 2020. If any A Original Notes due August 2020 provide for delivery of any property, any reference in the Senior Indenture, as amended by the Second Supplemental Senior Indenture to payment by the Issuer under the A Original Notes due August 2020 shall be deemed to include the delivery of such property.

(b)   By its acquisition of the A Original Notes due August 2020, each holder (including each beneficial owner) shall be deemed irrevocably to have agreed:

(i)  to be bound by any Resolution Measure;

(ii)   that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)  that the imposition of any Resolution Measure will not constitute a default or an Event of Default under the Senior Indenture or for the purpose of the Trust Indenture Act of 1939 (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act of 1939).

Notes due August 2020 or (C) the cancellation of the A Exchange Notes due August 2020;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of the A Exchange Notes due August 2020 or this Indenture to make a payment of principal of, interest on, or other amounts owing under the A Exchange Notes due August 2020.

(b)   By its acquisition of the A Exchange Notes due August 2020, each holder (including each beneficial owner) shall be deemed irrevocably to have agreed:

(i)  to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the A Exchange Notes due August 2020 to give effect to any Resolution Measure;

(ii)   that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)  that the imposition of any Resolution Measure will not constitute an Event of Default or a default (A) under the A Exchange Notes due August 2020, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

Payment of Additional Tax Amounts	None	All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature

	A Original Notes due August 2020	A Exchange Notes due August 2020
whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the A Exchange Notes due August 2020), the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances, pay Additional Amounts to cover the amounts so deducted or withheld.

Governing law and Jurisdiction	The Senior Indenture and each A Original Note due August 2020 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.	The Indenture and each A Exchange Note due August 2020 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in Section 2.03 of the Indenture relating to the ranking of the A Exchange Notes due August 2020 and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE B ORIGINAL NOTES DUE AUGUST 2020 AND THE B EXCHANGE NOTES DUE AUGUST 2020

The following is a summary comparison of the material differences between the terms of the B Original Notes due August 2020 and the B Exchange Notes due August 2020. This summary does not purport to be complete and is qualified in its entirety by reference to the Base Eligible Liabilities Senior Indenture, the First Supplemental Eligible Liabilities Senior Indenture (including the Form of Fixed Rate Registered Eligible Liabilities Senior Note included as a schedule thereto), and the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture, and the B Original Notes due August 2020. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	B Original Notes due August 2020	B Exchange Notes due August 2020
Issuer	Deutsche Bank AG	Deutsche Bank AG, acting through its New York branch

Principal Amount Outstanding (Aggregate)	$829,211,000	Up to $829,211,000

Interest Rate	2.95% per annum	2.95% per annum

Payment Frequency	Semi-annually in arrears on February 20 and August 20	Semi-annually in arrears on February 20 and August 20

Maturity	August 20, 2020	August 20, 2020

Optional Redemption	None	None

Minimum Denomination	$1,000 and integral multiples thereof	$100,000 and integral multiples of $1,000 in excess thereof

Status	The B Original Notes due August 2020 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, save for those preferred by mandatory provisions of law.	The B Exchange Notes due August 2020 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, subject to any statutory priority regime under German law that provides certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer. Under German law, the B Exchange Notes due August 2020 constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz). No holder may set off its claims arising under the B Exchange Notes due August 2020 against any claims of the Issuer.

Events of Default	An “Event of Default” with respect to the B Original Notes due August 2020 means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule	An “Event of Default” with respect to the B Exchange Notes due August 2020 means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the B Exchange Notes due August 2020. If an Event of Default occurs and is continuing, then, unless the principal of all the B Exchange Notes due August 2020

B Original Notes due August 2020	B Exchange Notes due August 2020

or regulation of any administrative or governmental body):

(a)   default in the payment of principal, interest or premium in respect of the B Original Notes due August 2020 for 30 days; or

(b)   the failure to perform or observe any other obligations under the B Original Notes due August 2020 which failure continues for the period of 60 days next following service on the Issuer of notice requiring the same to be remedied by the Trustee or holders of 33 1/3% or more in aggregate principal amount of all series of debt securities issued under the Senior Indenture affected thereby; provided, that (i) any failure to perform or observe any obligation to the file with the Trustee copies of the Issuer’s annual reports and other information, documents and other reports required to be filed with the SEC or, to the extent automatically deemed to be included in the Senior Indenture, Section 3.14(a) of the Trust Indenture Act of 1939, shall not constitute an Event of Default for purposes of any remedy set forth in the Senior Indenture or that otherwise gives a right to accelerate or declare any B Original Note due August 2020 issued under the Senior Indenture due and payable, and (ii) only the Trustee may institute a legal proceeding against the Issuer to enforce the foregoing delivery obligations; or

(c)   a court in Germany opens insolvency proceedings against the Issuer or the Issuer applies for or institutes such proceedings or offers or makes an arrangement for the benefit of its creditors generally.

If an Event of Default occurs and is continuing, then, unless the principal of all the B Original Notes shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Eligible Liabilities Senior Indenture.

There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under the B Exchange Notes due August 2020 or default in the performance of any other covenant of the Issuer under the B Exchange Notes due August 2020 or the Eligible Liabilities Senior Indenture.

	B Original Notes due August 2020	B Exchange Notes due August 2020
due August 2020 shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Senior Indenture.

Resolution Measures

(a)   Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the B Original Notes due August 2020 may be subject to the powers exercised by the competent resolution authority to:

(i)  write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of the B Original Notes due August 2020;

(ii)   convert the B Original Notes due August 2020 into ordinary shares or other instruments qualifying as core equity tier one capital; and/or

(iii)  apply any other resolution measure, including, but not limited to, (A) any transfer of the B Original Notes due August 2020 to another entity, (B) the amendment of the terms and conditions of the B Original Notes due August 2020 or (C) the cancellation of the B Original Notes due August 2020;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure

(a)   Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the B Exchange Notes due August 2020 may be subject to the powers exercised by the competent resolution authority to:

(i)  write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of the B Exchange Notes due August 2020;

(ii)   convert the B Exchange Notes due August 2020 into ordinary shares of (i) the Issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

(iii)  apply any other resolution measure, including, but not limited to, (A) any transfer of the B Exchange Notes due August 2020 to another entity, (B) the amendment, modification or variation of the terms and conditions of the B Exchange Notes due August 2020 or

	B Original Notes due August 2020	B Exchange Notes due August 2020

will not constitute a failure by the Issuer under the terms of the B Original Notes due August 2020 or the Senior Indenture to make a payment of principal of, interest on, or other amounts owing under the B Original Notes due August 2020. If any B Original Notes due August 2020 provide for delivery of any property, any reference in the Senior Indenture, as amended by the Second Supplemental Senior Indenture to payment by the Issuer under the B Original Notes due August 2020 shall be deemed to include the delivery of such property.

(b)   By its acquisition of the B Original Notes due August 2020, each holder (including each beneficial owner) shall be deemed irrevocably to have agreed:

(i)  to be bound by any Resolution Measure;

(ii)   that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)  that the imposition of any Resolution Measure will not constitute a default or an Event of Default under the Senior Indenture or for the purpose of the Trust Indenture Act of 1939 (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act of 1939).

(C) the cancellation of the B Exchange Notes due August 2020;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of the B Exchange Notes due August 2020 or this Indenture to make a payment of principal of, interest on, or other amounts owing under the B Exchange Notes due August 2020.

(b)   By its acquisition of the B Exchange Notes due August 2020, each holder (including each beneficial owner) shall be deemed irrevocably to have agreed:

(i)  to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the B Exchange Notes due August 2020 to give effect to any Resolution Measure;

(ii)   that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)  that the imposition of any Resolution Measure will not constitute an Event of Default or a default (A) under the B Exchange Notes due August 2020, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

Payment of Additional Tax Amounts	None	All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way

	B Original Notes due August 2020	B Exchange Notes due August 2020
of deduction or withholding by or on behalf of the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the B Exchange Notes due August 2020), the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances, pay Additional Amounts to cover the amounts so deducted or withheld.

Governing law and Jurisdiction	The Senior Indenture and each B Original Note due August 2020 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.	The Indenture and each B Exchange Note due August 2020 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in Section 2.03 of the Indenture relating to the ranking of the B Exchange Notes due August 2020 and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE ORIGINAL NOTES DUE JANUARY 2021 AND THE EXCHANGE NOTES DUE JANUARY 2021

The following is a summary comparison of the material differences between the terms of the Original Notes due January 2021 and the Exchange Notes due January 2021. This summary does not purport to be complete and is qualified in its entirety by reference to the Base Eligible Liabilities Senior Indenture, the First Supplemental Eligible Liabilities Senior Indenture (including the Form of Fixed Rate Registered Eligible Liabilities Senior Note included as a schedule thereto), and the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture and the Third Supplemental Senior Indenture, and the Original Notes due January 2021. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	Original Notes due January 2021	Exchange Notes due January 2021
Issuer	Deutsche Bank AG	Deutsche Bank AG, acting through its New York branch

Principal Amount Outstanding (Aggregate)	$928,309,000	Up to $928,309,000

Interest Rate	3.125%	3.125%

Payment Frequency	Semi-annually in arrears on January 13 and July 13	Semi-annually in arrears on January 13 and July 13

Maturity	January 13, 2021	January 13, 2021

Optional Redemption	None	None

Minimum Denomination	$1,000 and integral multiples thereof	$100,000 and integral multiples of $1,000 in excess thereof

Status	The Original Notes due January 2021 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, save for those preferred by mandatory provisions of law.	The Exchange Notes due January 2021 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, subject to any statutory priority regime under German law that provides certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer. Under German law, the Exchange Notes due January 2021 constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz). No holder may set off its claims arising under the Exchange Notes due January 2021 against any claims of the Issuer.

Events of Default

An “Event of Default” with respect to the Original Notes due January 2021 means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)   default in the payment of principal, interest or premium in respect of the Original

An “Event of Default” with respect to the Exchange Notes due January 2021 means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the Exchange Notes due January 2021. If an Event of Default occurs and is continuing, then, unless the principal of all the Exchange Notes due January 2021 shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture (treated

Original Notes due January 2021	Exchange Notes due January 2021

Notes due January 2021 for 30 days; or

(b)   the failure to perform or observe any other obligations under the Original Notes due January 2021 which failure continues for the period of 60 days next following service on the Issuer of notice requiring the same to be remedied by the Trustee or holders of 33 1/3% or more in aggregate principal amount of all series of debt securities issued under the Senior Indenture affected thereby; provided, that (i) any failure to perform or observe any obligation to the file with the Trustee copies of the Issuer’s annual reports and other information, documents and other reports required to be filed with the SEC or, to the extent automatically deemed to be included in the Senior Indenture, Section 3.14(a) of the Trust Indenture Act of 1939, shall not constitute an Event of Default for purposes of any remedy set forth in the Senior Indenture or that otherwise gives a right to accelerate or declare any Original Note due January 2021 issued under the Senior Indenture due and payable, and (ii) only the Trustee may institute a legal proceeding against the Issuer to enforce the foregoing delivery obligations; or

(c)   a court in Germany opens insolvency proceedings against the Issuer or the Issuer applies for or institutes such proceedings or offers or makes an arrangement for the benefit of its creditors generally.

If an Event of Default occurs and is continuing, then, unless the principal of all the Original Notes due January 2021 shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Eligible Liabilities Senior Indenture.

There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under the Exchange Notes due January 2021 or default in the performance of any other covenant of the Issuer under the Exchange Notes due January 2021 or the Eligible Liabilities Senior Indenture.

	Original Notes due January 2021	Exchange Notes due January 2021
aggregate principal amount of all the debt securities then outstanding under the Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Senior Indenture.

Payment of Additional Tax Amounts	None	All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Exchange Notes due January 2021), the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances, pay Additional Amounts to cover the amounts so deducted or withheld.

Governing law and Jurisdiction	The Senior Indenture and each Original Note due January 2021 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.	The Indenture and each Exchange Note due January 2021 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in Section 2.03 of the Indenture relating to the ranking of the Exchange Notes due January 2021 and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE ORIGINAL NOTES DUE MAY 2021 AND THE EXCHANGE NOTES DUE MAY 2021

The following is a summary comparison of the material differences between the terms of the Original Notes due May 2021 and the Exchange Notes due May 2021. This summary does not purport to be complete and is qualified in its entirety by reference to the Base Eligible Liabilities Senior Indenture, the First Supplemental Eligible Liabilities Senior Indenture (including the Form of Fixed Rate Registered Eligible Liabilities Senior Note included as a schedule thereto), and the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture and the Third Supplemental Senior Indenture, and the Original Notes due May 2021. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	Original Notes due May 2021	Exchange Notes due May 2021
Issuer	Deutsche Bank AG	Deutsche Bank AG, acting through its New York branch

Principal Amount Outstanding (Aggregate)	$1,475,000,000	Up to $1,475,000,000

Interest Rate	3.375%	3.375%

Payment Frequency	Semi-annually in arrears on May 12 and November 12	Semi-annually in arrears on May 12 and November 12

Maturity	May 12, 2021	May 12, 2021

Optional Redemption	None	None

Minimum Denomination	$1,000 and integral multiples thereof	$100,000 and integral multiples of $1,000 in excess thereof

Status	The Original Notes due May 2021 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, save for those preferred by mandatory provisions of law.	The Exchange Notes due May 2021 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, subject to any statutory priority regime under German law that provides certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer. Under German law, the Exchange Notes due May 2021 constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz). No holder may set off its claims arising under the Exchange Notes due May 2021 against any claims of the Issuer.

Events of Default	An “Event of Default” with respect to the Original Notes due May 2021 means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation	An “Event of Default” with respect to the Exchange Notes due May 2021 means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the Exchange Notes due May 2021. If an Event of Default occurs and is continuing, then, unless the principal of all the Exchange Notes due May 2021 shall

Original Notes due May 2021	Exchange Notes due May 2021

of any administrative or governmental body):

(a)   default in the payment of principal, interest or premium in respect of the Original Notes due May 2021 for 30 days; or

(b)   the failure to perform or observe any other obligations under the Original Notes due May 2021 which failure continues for the period of 60 days next following service on the Issuer of notice requiring the same to be remedied by the Trustee or holders of 33 1/3% or more in aggregate principal amount of all series of debt securities issued under the Senior Indenture affected thereby; provided, that (i) any failure to perform or observe any obligation to the file with the Trustee copies of the Issuer’s annual reports and other information, documents and other reports required to be filed with the SEC or, to the extent automatically deemed to be included in the Senior Indenture, Section 3.14(a) of the Trust Indenture Act of 1939, shall not constitute an Event of Default for purposes of any remedy set forth in the Senior Indenture or that otherwise gives a right to accelerate or declare any Original Note due May 2021 issued under the Senior Indenture due and payable, and (ii) only the Trustee may institute a legal proceeding against the Issuer to enforce the foregoing delivery obligations; or

(c)   a court in Germany opens insolvency proceedings against the Issuer or the Issuer applies for or institutes such proceedings or offers or makes an arrangement for the benefit of its creditors generally.

If an Event of Default occurs and is continuing, then, unless the principal of all the Original Notes due May 2021 shall have already become due and payable, either the have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Eligible Liabilities Senior Indenture.

There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under the Exchange Notes due May 2021 or default in the performance of any other covenant of the Issuer under the Exchange Notes due May 2021 or the Eligible Liabilities Senior Indenture.

	Original Notes due May 2021	Exchange Notes due May 2021
Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Senior Indenture.

Payment of Additional Tax Amounts	None	All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Exchange Notes due May 2021), the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances, pay Additional Amounts to cover the amounts so deducted or withheld.

Governing law and Jurisdiction	The Senior Indenture and each Original Note due May 2021 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.	The Indenture and each Exchange Note due May 2021 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in Section 2.03 of the Indenture relating to the ranking of the Exchange Notes due May 2021 and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE A ORIGINAL NOTES DUE OCTOBER 2021 AND THE EXCHANGE NOTES DUE OCTOBER 2021

The following is a summary comparison of the material differences between the terms of the A Original Notes due October 2021 and the Exchange Notes due October 2021. This summary does not purport to complete and is qualified in its entirety by reference to the Base Eligible Liabilities Senior Indenture, the First Supplemental Eligible Liabilities Senior Indenture (including the Form of Fixed Rate Registered Eligible Liabilities Senior Note included as a schedule thereto), and the Agency Agreement and the A Original Notes due October 2021. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	A Original Notes due October 2021	Exchange Notes due October 2021
Issuer	Deutsche Bank AG	Deutsche Bank AG, acting through its New York branch

Principal Amount Outstanding (Aggregate)	$181,822,000	Up to $3,826,695,000 (which amount includes Exchange Notes due October 2021 exchangeable for B Original Notes due October 2021)

Interest Rate	4.25%	4.25%

Payment Frequency	Semi-annually in arrears on April 14 and October 14	Semi-annually in arrears on April 14 and October 14

Maturity	October 14, 2021	October 14, 2021

Optional Redemption	None	None

Minimum Denomination	$150,000 and integral multiples of $1,000 in excess thereof	$100,000 and integral multiples of $1,000 in excess thereof

Status	The obligations under the A Original Notes due October 2021 constitute unsecured and unsubordinated obligations of the Issuer ranking pari passu among themselves and pari passu with all other unsecured and unsubordinated obligations of the Issuer, subject, however, to statutory priorities conferred to certain unsecured and unsubordinated obligations in the event of resolution measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Issuer.	The Exchange Notes due October 2021 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, subject to any statutory priority regime under German law that provides certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer. Under German law, the Exchange Notes due October 2021 constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz). No holder may set off its claims arising under the Exchange Notes due October 2021 against any claims of the Issuer.

Events of Default

Each beneficial owner shall be entitled to declare its A Original Notes due October 2021 due and demand immediate redemption thereof at 100% of the principal amount thereof together with interest accrued to the date of repayment, in the event that any of the following events occurs:

(a)   the Issuer fails to pay principal or interest within 30 days of the relevant due date; or

(b)   the Issuer fails duly to perform any other obligation arising from

An “Event of Default” with respect to the Exchange Notes due October 2021 means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the Exchange Notes due October 2021. If an Event of Default occurs and is continuing, then, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities

A Original Notes due October 2021	Exchange Notes due October 2021

the A Original Notes due October 2021, if such failure continues for more than 60 days after the registrar has received notice thereof from a beneficial owner; or

(c)   the Issuer announces its inability to meet its financial obligations or ceases its payments; or

(d)   a court in Germany opens insolvency proceedings against the Issuer.

The right to declare A Original Notes due October 2021 due shall terminate if the situation giving rise to it has been cured before the right is exercised.

In the events specified in paragraph (b) above, any notice declaring A Original Notes due October 2021 due shall, unless at the time such notice is received any of the events specified in paragraphs (a), (c) or (d) above entitling beneficial owners to declare their A Original Notes due October 2021 due has occurred, become effective only when the registrar has received such notices from the beneficial owners of at least one-tenth in principal amount of A Original Notes due October 2021 then outstanding. Any notice, including any notice declaring A Original Notes due October 2021 due, shall be made by means of a written declaration delivered by hand or mail to the registrar.

then outstanding under the Eligible Liabilities Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the Notes then outstanding and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Eligible Liabilities Senior Indenture.

There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing und er the Exchange Notes due October 2021 or default in the performance of any other covenant of the Issuer under the Exchange Notes due October 2021 or the Eligible Liabilities Senior Indenture.

No holder of any Exchange Note due October 2021 shall have any right by virtue or by availing of any provision of the Eligible Liabilities Senior Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Eligible Liabilities Senior Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of the Event of Default or default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than a majority in aggregate principal amount of the securities of each affected series of securities issued under the Eligible Liabilities Senior Indenture then outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60

	A Original Notes due October 2021	Exchange Notes due October 2021
days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to the Eligible Liabilities Senior Indenture; it being understood and intended, and being expressly covenanted by the taker and holder of every Exchange Note due October 2021 with every other taker and holder and the Trustee, that no one or more holders of Exchange Notes due October 2021 shall have any right in any manner whatever by virtue or by availing of any provision of the Eligible Liabilities Senior Indenture to affect, disturb or prejudice the rights of any other such holder of Exchange Notes due October 2021, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under the Eligible Liabilities Senior Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all holders of Exchange Notes due October 2021.

Payment of Additional Tax Amounts	None	All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Exchange Notes due October 2021), the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances, pay Additional Amounts to cover the amounts so deducted or withheld.

Meetings of Beneficial Holders	The beneficial owners may agree in accordance with the German Bond Act (Schuldverschreibungsgesetz) by majority resolution to amend the	None

A Original Notes due October 2021	Exchange Notes due October 2021

terms and conditions applicable to the A Original Notes due October 2021, to appoint a joint representative of all beneficial owners and on all other matters permitted by law.

Resolutions relating to material amendments of the terms and conditions of the A Original Notes due October 2021, in particular consents to the measures set out in Section 5(3) of the German Bond Act, shall be passed by a majority of not less than 75% of the votes cast (“Qualified Majority”). Resolutions relating to amendments of the terms and conditions of the A Original Notes due October 2021 which are not material, require a simple majority of not less than 50% of the votes cast. Each beneficial owner participating in any vote shall cast votes in accordance with the principal amount or the notional share of its entitlement to the outstanding A Original Notes due October 2021.

Beneficial owners shall pass resolutions by vote taken without a physical meeting (Abstimmung ohne Versammlung) in accordance with Section 18 of the German Bond Act.

Beneficial owners must demonstrate their eligibility to participate in the vote at the time of voting by means of a special confirmation of a custodian in accordance with Section 14(3)(i) of the terms and conditions of the A Original Notes due October 2021 and by submission of a blocking instruction by a custodian for the benefit of the Registrar as depository (Hinterlegungsstelle) for the voting period.

The beneficial owners may by majority resolution provide for the appointment or dismissal of a joint representative (the “Joint Representative”), the duties and responsibilities and the powers of such Joint Representative, the transfer of the rights of the beneficial owners to the Joint Representative and a limitation of liability of the Joint Representative.

	A Original Notes due October 2021	Exchange Notes due October 2021
Appointment of a Joint Representative may only be passed by a qualified majority if such Joint Representative is to be authorized to consent to a material change affecting the substance of the terms and conditions of the A Original Notes due October 2021.

Governing law and Jurisdiction

The A Original Notes due October 2021, as to form and content, and all rights and obligations of the securityholders, beneficial owners and the Issuer, shall be governed by German law. Any disposition of the A Original Notes due October 2021, including transfers and pledges, executed between DTC participants, and between DTC itself and DTC participants, shall be governed by the laws of the State of New York.

The non-exclusive place of jurisdiction for any action or other legal proceedings shall be Frankfurt am Main.

The Eligible Liabilities Senior Indenture and each Exchange Note due October 2021 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in Section 2.03 of the Eligible Liabilities Senior Indenture relating to the ranking of the Exchange Notes due October 2021 and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

The Issuer agrees that any legal suit, action or proceeding arising out of or based upon the Eligible Liabilities Senior Indenture may be instituted in any U.S. state or federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding.

Transfer and Selling Restrictions	The A Original Notes due October 2021 have not been and will not be registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from, or not subject to, the registration requirements of the Securities Act.	The Exchange Notes due October 2021 will be registered under the Securities Act.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE B ORIGINAL NOTES DUE OCTOBER 2021 AND THE EXCHANGE NOTES DUE OCTOBER 2021

The following is a summary comparison of the material differences between the terms of the B Original Notes due October 2021 and the Exchange Notes due October 2021. This summary does not purport to be complete and is qualified in its entirety by reference to the Base Eligible Liabilities Senior Indenture, the First Supplemental Eligible Liabilities Senior Indenture (including the Form of Fixed Rate Registered Eligible Liabilities Senior Note included as a schedule thereto), and the B Original Notes due October 2021. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	B Original Notes due October 2021	Exchange Notes due October 2021
Issuer	Deutsche Bank AG	Deutsche Bank AG, acting through its New York branch

Principal Amount Outstanding (Aggregate)	$3,644,873,000	Up to $3,826,695,000 (which amount includes Exchange Notes due October 2021 exchangeable for A Original Notes due October 2021)

Interest Rate	4.25%	4.25%

Payment Frequency	Semi-annually in arrears on April 14 and October 14	Semi-annually in arrears on April 14 and October 14

Maturity	October 14, 2021	October 14, 2021

Optional Redemption	None	None

Minimum Denomination	$1,000 and integral multiples thereof	$100,000 and integral multiples of $1,000 in excess thereof

Payment of Additional Tax Amounts	All amounts payable in respect of the B Original Notes due October 2021 will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or any political subdivision or any authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In such event, the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances, pay Additional Amounts of principal and interest to cover the amounts so deducted or withheld.	All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Exchange Notes due October 2021), the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances, pay Additional Amounts to cover the amounts so deducted or withheld.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE ORIGINAL NOTES DUE MAY 2024 AND THE EXCHANGE NOTES DUE MAY 2024

The following is a summary comparison of the material differences between the terms of the Original Notes due May 2024 and the Exchange Notes due May 2024. This summary does not purport to be complete and is qualified in its entirety by reference to the Base Eligible Liabilities Senior Indenture, the First Supplemental Eligible Liabilities Senior Indenture (including the Form of Fixed Rate Registered Eligible Liabilities Senior Note included as a schedule thereto), and the Senior Indenture and the Original Notes due May 2024. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	Original Notes due May 2024	Exchange Notes due May 2024
Issuer	Deutsche Bank AG, acting through its London branch	Deutsche Bank AG, acting through its New York branch

Principal Amount Outstanding (Aggregate)	$1,549,329,000	Up to $1,549,329,000

Interest Rate	3.70%	3.70%

Payment Frequency	Semi-annually in arrears on May 30 and November 30	Semi-annually in arrears on May 30 and November 30

Maturity	May 30, 2024	May 30, 2024

Optional Redemption	None	None

Minimum Denomination	$1,000 and integral multiples thereof	$100,000 and integral multiples of $1,000 in excess thereof

Status	The Original Notes due May 2024 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, save for those preferred by mandatory provisions of law.	The Exchange Notes due May 2024 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, subject to any statutory priority regime under German law that provides certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer. Under German law, the Exchange Notes due May 2024 constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz). No holder may set off its claims arising under the Exchange Notes due May 2024 against any claims of the Issuer.

Events of Default

An “Event of Default” with respect to the Original Notes due May 2024 means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)   default in the payment of principal, interest or premium in respect of the Original Notes due May 2024 for 30 days; or

An “Event of Default” with respect to the Exchange Notes due May 2024 means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the Exchange Notes due May 2024. If an Event of Default occurs and is continuing, then, unless the principal of all the Exchange Notes due May 2024 shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture (treated as one class), by notice in writing to the Issuer (and to

Original Notes due May 2024	Exchange Notes due May 2024

(b)   the failure to perform or observe any other obligations under the Original Notes due May 2024 which failure continues for the period of 60 days next following service on the Issuer of notice requiring the same to be remedied by the Trustee or holders of 33 1/3% or more in aggregate principal amount of all series of debt securities issued under the Senior Indenture affected thereby; provided, that (i) any failure to perform or observe any obligation to the file with the Trustee copies of the Issuer’s annual reports and other information, documents and other reports required to be filed with the SEC or, to the extent automatically deemed to be included in the Senior Indenture, Section 3.14(a) of the Trust Indenture Act of 1939, shall not constitute an Event of Default for purposes of any remedy set forth in the Senior Indenture or that otherwise gives a right to accelerate or declare any Original Note due May 2024 issued under the Senior Indenture due and payable, and (ii) only the Trustee may institute a legal proceeding against the Issuer to enforce the foregoing delivery obligations; or

(c)   a court in Germany opens insolvency proceedings against the Issuer or the Issuer applies for or institutes such proceedings or offers or makes an arrangement for the benefit of its creditors generally.

If an Event of Default occurs and is continuing, then, unless the principal of all the Original Notes due May 2024 shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Senior Indenture.

the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Eligible Liabilities Senior Indenture.

There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under the Exchange Notes due May 2024 or default in the performance of any other covenant of the Issuer under the Exchange Notes due May 2024 or the Eligible Liabilities Senior Indenture.

	Original Notes due May 2024	Exchange Notes due May 2024
Resolution Measures	None

(a)   Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the Exchange Notes due May 2024 may be subject to the powers exercised by the competent resolution authority to:

(i)  write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of the Exchange Notes due May 2024;

(ii)   convert the Exchange Notes due May 2024 into ordinary shares of (i) the Issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

(iii)  apply any other resolution measure, including, but not limited to, (A) any transfer of the Exchange Notes due May 2024 to another entity, (B) the amendment, modification or variation of the terms and conditions of the Exchange Notes due May 2024 or (C) the cancellation of the Exchange Notes due May 2024;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of the Exchange Notes due May 2024 or this Indenture to make a payment of principal of, interest on, or other amounts owing under the Exchange Notes due May 2024.

(b)   By its acquisition of the Exchange Notes due May 2024, each holder (including each beneficial owner) shall be deemed irrevocably to have agreed:

(i)  to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Exchange Notes due May 2024

	Original Notes due May 2024	Exchange Notes due May 2024

to give effect to any Resolution Measure;

(ii)   that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)  that the imposition of any Resolution Measure will not constitute an Event of Default or a default (A) under the Exchange Notes due May 2024, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

Payment of Additional Tax Amounts	None	All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Exchange Notes due May 2024), the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances, pay Additional Amounts to cover the amounts so deducted or withheld.

Governing law and Jurisdiction	The Senior Indenture and each Original Note due May 2024 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.	The Indenture and each Exchange Note due May 2024 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in Section 2.03 of the Indenture relating to the ranking of the Exchange Notes due May 2024 and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE ORIGINAL NOTES DUE JANUARY 2026 AND THE EXCHANGE NOTES DUE JANUARY 2026

The following is a summary comparison of the material differences between the terms of the Original Notes due January 2026 and the Exchange Notes due January 2026. This summary does not purport to be complete and is qualified in its entirety by reference to the Base Eligible Liabilities Senior Indenture, the First Supplemental Eligible Liabilities Senior Indenture (including the Form of Fixed Rate Registered Eligible Liabilities Senior Note included as a schedule thereto), and the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture and the Third Supplemental Senior Indenture, and the Original Notes due January 2026. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	Original Notes due January 2026	Exchange Notes due January 2026
Issuer	Deutsche Bank AG	Deutsche Bank AG, acting through its New York branch

Principal Amount Outstanding (Aggregate)	$746,645,000	Up to $746,645,000

Interest Rate	4.10%	4.10%

Payment Frequency	Semi-annually in arrears on January 13 and July 13	Semi-annually in arrears on January 13 and July 13

Maturity	January 13, 2026	January 13, 2026

Optional Redemption	None	None

Minimum Denomination	$1,000 and integral multiples thereof	$100,000 and integral multiples of $1,000 in excess thereof

Status	The Original Notes due January 2026 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, save for those preferred by mandatory provisions of law.	The Exchange Notes due January 2026 shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, subject to any statutory priority regime under German law that provides certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer. Under German law, the Exchange Notes due January 2026 constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz). No holder may set off its claims arising under the Exchange Notes due January 2026 against any claims of the Issuer.

Events of Default

An “Event of Default” with respect to the Original Notes due January 2026 means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)   default in the payment of principal, interest or premium in respect of the Original

An “Event of Default” with respect to the Exchange Notes due January 2026 means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the Exchange Notes due January 2026. If an Event of Default occurs and is continuing, then, unless the principal of all the Exchange Notes due January 2026 shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all the debt securities then outstanding under the Eligible

Original Notes due January 2026	Exchange Notes due January 2026

Notes due January 2026 for 30 days; or

(b)   the failure to perform or observe any other obligations under the Original Notes due January 2026 which failure continues for the period of 60 days next following service on the Issuer of notice requiring the same to be remedied by the Trustee or holders of 33 1/3% or more in aggregate principal amount of all series of debt securities issued under the Senior Indenture affected thereby; provided, that (i) any failure to perform or observe any obligation to the file with the Trustee copies of the Issuer’s annual reports and other information, documents and other reports required to be filed with the SEC or, to the extent automatically deemed to be included in the Senior Indenture, Section 3.14(a) of the Trust Indenture Act of 1939, shall not constitute an Event of Default for purposes of any remedy set forth in the Senior Indenture or that otherwise gives a right to accelerate or declare any Original Note due January 2026 issued under the Senior Indenture due and payable, and (ii) only the Trustee may institute a legal proceeding against the Issuer to enforce the foregoing delivery obligations; or

(c)   a court in Germany opens insolvency proceedings against the Issuer or the Issuer applies for or institutes such proceedings or offers or makes an arrangement for the benefit of its creditors generally.

If an Event of Default occurs and is continuing, then, unless the principal of all the Original Notes due January 2026 shall have already become due and payable, either the Trustee or the holders of not less than 33 1/3% in

Liabilities Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Eligible Liabilities Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Eligible Liabilities Senior Indenture.

There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under the Exchange Notes due January 2026 or default in the performance of any other covenant of the Issuer under the Exchange Notes due January 2026 or the Eligible Liabilities Senior Indenture.

	Original Notes due January 2026	Exchange Notes due January 2026
aggregate principal amount of all the debt securities then outstanding under the Senior Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal of all the debt securities then outstanding under the Senior Indenture and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Senior Indenture.

Payment of Additional Amounts	None	All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Exchange Notes due January 2026), the Issuer will, to the fullest extent permitted by law and save in certain limited circumstances, pay Additional Amounts to cover the amounts so deducted or withheld.

Governing law and Jurisdiction	The Senior Indenture and each Original Note due January 2026 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.	The Indenture and each Exchange Note due January 2026 shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in Section 2.03 of the Indenture relating to the ranking of the Exchange Notes due January 2026 and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

THE EXCHANGE OFFERS

This section describes the Exchange Offers, but it may not contain all of the information that is important to you. See “Where You Can Find More Information; Documents Incorporated By Reference.”

General

The Exchange Offers are not being made to holders of Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.

Purpose of the Exchange Offers

While the Issuer of the Exchange Notes being offered in the Exchange Offers will remain Deutsche Bank AG, we are engaging in the Exchange Offers in part to establish Deutsche Bank AG’s New York branch as the location within Deutsche Bank AG that is directly raising the funding represented by the Exchange Notes. The assets and capital of Deutsche Bank AG are available to satisfy the obligations under the Exchange Notes and from a corporate law perspective the Exchange Notes will be issued by the same issuer as was the case for the Original Notes. Under the law and regulation applicable to financial institutions in the United States, making Deutsche Bank AG New York Branch the direct recipient of the funding represented by the Exchange Notes establishes the Exchange Notes as liabilities of the New York branch for banking regulatory purposes, including local liquidity requirements and regulatory reporting on the liabilities of the New York branch. We are also including in the terms and conditions of the Exchange Notes provisions that reflect the German banking regulation currently applicable to us and to senior debt we issue under the Eligible Liabilities Senior Indenture. Finally, changing the direct issuing entity to the New York branch may have benefits for the Deutsche Bank group under the recently enacted U.S. tax reform.

Background

On August 20, 2015, we issued $300,000,000 aggregate principal amount of Floating Rate Senior Notes due August 2020 (“Tranche 1”) and on August 25, 2015, we issued an additional $75,000,000 aggregate principal amount of Floating Rate Senior Notes due August 2020 (“Tranche 2”), in each case, that were registered under the Securities Act (CUSIP No. 25152R2V4), with Tranche 2 consolidating and forming a single series with Tranche 1 (Tranche 1 and Tranche 2 together, the “A Original Notes due August 2020”), under the senior indenture, dated November 22, 2006, among us, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar (the “Senior Indenture”), as supplemented by the second supplemental senior indenture, dated as of January 1, 2015 (the “Second Supplemental Senior Indenture”).

On August 20, 2015, we issued $1,000,000,000 aggregate principal amount of 2.95% Senior Notes due August 2020 that were registered under the Securities Act (CUSIP No. 25152R2U6) (the “B Original Notes due August 2020”) under the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture.

On January 13, 2016, we issued $1,000,000,000 aggregate principal amount of 3.125% Senior Notes due January 2021 that were registered under the Securities Act (CUSIP No. 25152R2X0) (the “Original Notes due January 2021”) under the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture and the third supplemental senior indenture, dated as of January 1, 2016 (the “Third Supplemental Senior Indenture”).

On May 12, 2016, we issued $1,500,000,000 aggregate principal amount of 3.375% Senior Notes due May 2021 that were registered under the Securities Act (CUSIP No. 25152R5F6) (the “Original Notes due May 2021”) under the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture and the Third Supplemental Senior Indenture.

On October 14, 2016, we issued $3,000,000,000 aggregate principal amount of 4.25% Senior Notes (“Tranche I”) and on October 18, 2016, we issued an additional $1,500,000,000 aggregate principal amount of 4.25% Senior Notes (“Tranche II”), in each case, that were not registered under the Securities Act (CUSIP No. 251541AN8), with Tranche II consolidating and forming a single series with Tranche I (Tranche I and Tranche II together the “A Original Notes due October 2021”), pursuant to an agency agreement, dated June 24, 2016, among us, as issuer, Deutsche Bank Trust Company Americas, as registrar, and the other parties named therein (the “Agency Agreement”).

On May 18, 2017, we issued $3,644,873,000 aggregate principal amount of 4.25% Eligible Liabilities Senior Notes due October 2021 that were registered under the Securities Act (CUSIP No. 251541AQ1) (the “B Original Notes due October 2021”) under the eligible liabilities senior indenture, dated as of April 19, 2017, among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar (the “Base Eligible Liabilities Senior Indenture”) in exchange for $3,644,873,000 aggregate principal amount of A Original Notes due October 2021.

On May 30, 2014, we issued through our London branch $1,600,000,000 aggregate principal amount of 3.70% Senior Notes due May 2024 that were registered under the Securities Act (CUSIP No. 25152RXA6) (the “Original Notes due May 2024”) under the Senior Indenture.

On January 13, 2016, we issued $750,000,000 aggregate principal amount of 4.10% Senior Notes due January 2026 that were registered under the Securities Act (CUSIP No. 25152R2Y8) (the “Original Notes due January 2026” and, together with the A Original Notes due August 2020, the B Original Notes due August 2020, the Original Notes due January 2021, the Original Notes due May 2021, the A Original Notes due October 2021, the B Original Notes due October 2021 and the Original Notes due May 2024, the “Original Notes” and each, a “series”) under the Senior Indenture, as supplemented by the Second Supplemental Senior Indenture and the Third Supplemental Senior Indenture.

As of the date of this prospectus, $375,000,000 aggregate principal amount of A Original Notes due August 2020, $829,211,000 aggregate principal amount of B Original Notes due August 2020, $928,309,000 aggregate principal amount of Original Notes due January 2021, $1,475,000,000 aggregate principal amount of Original Notes due May 2021, $181,822,000 aggregate principal amount of A Original Notes due October 2021, $3,644,873,000 aggregate principal amount of B Original Notes due October 2021, $1,549,329,000 aggregate principal amount of Original Notes due May 2024 and $746,645,000 aggregate principal amount of Original Notes due January 2026 are outstanding.

We are conducting Exchange Offers for each series of Original Notes.

Terms of the Exchange Offers

Upon the terms and subject to the conditions described in the Offer Documents, and subject to a minimum tender of $100,000 aggregate principal amount of Original Notes of a series, we are offering to exchange:

•

Up to $375,000,000 aggregate principal amount of A Original Notes due August 2020 for a like principal amount of Floating Rate Eligible Liabilities Senior Notes due August 2020 to be issued through our New York branch under the Base Eligible Liabilities Senior Indenture, as supplemented by the first supplemental eligible liabilities senior indenture, dated as of July 10, 2017 (the “First Supplemental Eligible Liabilities Senior Indenture” and, together with the Base Eligible Liabilities Senior Indenture, the “Eligible Liabilities Senior Indenture”), and that have been registered under the Securities Act (CUSIP No. 251526BT5) (the “A Exchange Notes due August 2020”);

•

Up to $829,211,000 aggregate principal amount of B Original Notes due August 2020 for a like principal amount of 2.95% Eligible Liabilities Senior Notes due August 2020 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BU2) (the “B Exchange Notes due August 2020”);

•

Up to $928,309,000 aggregate principal amount of Original Notes due January 2021 for a like principal amount of 3.125% Eligible Liabilities Senior Notes due January 2021 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BV0) (the “Exchange Notes due January 2021”);

•

Up to $1,475,000,000 aggregate principal amount of Original Notes due May 2021 for a like principal amount of 3.375% Eligible Liabilities Senior Notes due May 2021 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BW8) (the “Exchange Notes due May 2021”);

•

Up to $181,822,000 aggregate principal amount of A Original Notes due October 2021 for a like principal amount of 4.25% Eligible Liabilities Senior Notes due October 2021 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BX6) (the “Exchange Notes due October 2021”);

•

Up to $3,644,873,000 aggregate principal amount of B Original Notes due October 2021 for a like principal of 4.25% Eligible Liabilities Senior Notes due October 2021 to be issued through its New York branch to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BX6) (the “Exchange Notes due October 2021,” which will form a single series with the Exchange Notes due October 2021 issued in exchange for A Original Notes due October 2021);

•

Up to $1,549,329,000 aggregate principal amount of Original Notes due May 2024 for a like principal amount of 3.70% Eligible Liabilities Senior Notes due May 2024 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BY4) (the “Exchange Notes due May 2024”); and

•

Up to $746,645,000 aggregate principal amount of Original Notes due January 2026 for a like principal amount of 4.10% Eligible Liabilities Senior Notes due January 2026 to be issued through our New York branch under the Eligible Liabilities Senior Indenture and that have been registered under the Securities Act (CUSIP No. 251526BZ1) (the “Exchange Notes due January 2026” and, together with the A Exchange Notes due August 2020, the B Exchange Notes due August 2020, the Exchange Notes due January 2021, the Exchange Notes due May 2021, the Exchange Notes due October 2021 and the Exchange Notes due May 2024, the “Exchange Notes” and each, a “series”), in each case plus, in respect of Original Notes validly tendered prior to the applicable Early Participation Deadline and not validly withdrawn prior to the applicable Expiration Deadline, the applicable Early Participation Cash Incentive.

The “Early Participation Deadline” with respect to the Exchange Offers (i.e., the time by which a holder must have validly tendered Original Notes in an Exchange Offer to be entitled to receive the applicable Early Participation Consideration, consisting of the applicable Exchange Consideration plus the applicable Early Participation Cash Incentive), which was previously scheduled to occur on May 15, 2018, is now scheduled for 11:59 p.m., New York City time, on May 30, 2018, unless extended by us with respect to any Exchange Offer.

The “Early Participation Consideration” (consisting of the relevant Exchange Consideration plus the Early Participation Cash Incentive in respect of each series of Original Notes to be exchanged) for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $100,000 aggregate principal amount of Original Notes of such series) that is validly tendered prior to the applicable Early Participation Deadline and not validly withdrawn prior to the applicable Expiration Deadline, and accepted by us for exchange, will be as follows:

•	For the A Original Notes due August 2020, $1,000 principal amount of A Exchange Notes due August 2020, plus an Early Participation Cash Incentive of $1;

•	For the B Original Notes due August 2020, $1,000 principal amount of B Exchange Notes due August 2020, plus an Early Participation Cash Incentive of $1;

•	For the Original Notes due January 2021, $1,000 principal amount of Exchange Notes due January 2021, plus an Early Participation Cash Incentive of $1;

•	For the Original Notes due May 2021, $1,000 principal amount of Exchange Notes due May 2021, an Early Participation Cash Incentive of $1;

•	For the A Original Notes due October 2021, $1,000 principal amount of Exchange Notes due October 2021, plus an Early Participation Cash Incentive of $1;

•	For the B Original Notes due October 2021, $1,000 principal amount of Exchange Notes due October 2021, plus an Early Participation Cash Incentive of $1;

•	For the Original Notes due May 2024, $1,000 principal amount of Exchange Notes due May 2024, plus an Early Participation Cash Incentive of $1; and

•	For the Original Notes due January 2026, $1,000 principal amount of Exchange Notes due January 2026, plus an Early Participation Cash Incentive of $1.

Holders must validly tender their Original Notes prior to the applicable Early Participation Deadline and not validly withdraw such Original Notes prior to the applicable Expiration Deadline in order to be entitled to receive the applicable Early Participation Consideration.

The “Exchange Consideration” for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $100,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to the applicable Expiration Deadline and accepted by us for exchange, will be $1,000 principal amount of Exchange Notes of the corresponding series.

The Exchange Offers will expire at 11:59 p.m., New York City time, on May 30, 2018, except with respect to any Exchange Offer that we have extended (for each Exchange Offer, an “Expiration Deadline” and, where such term is used without specifying one or more individual Exchange Offers, the Expiration Deadline for all Exchange Offers not validly extended).

Holders validly tendering and not validly withdrawing their Original Notes after the applicable Early Participation Deadline but prior to the applicable Expiration Deadline, whose tenders are accepted by us for exchange, will be entitled to receive the applicable Exchange Consideration, but not the applicable Early Participation Consideration.

You may tender Original Notes of any series only in denominations of $100,000 and integral multiples of $1,000 in excess thereof in order to participate in any of the Exchange Offers. Original Notes of a series having an aggregate principal amount of less than $100,000 will not be accepted for exchange in any of the Exchange Offers.

In order to be exchanged, an Original Note must be validly tendered, not validly withdrawn and accepted. Our obligation to accept Original Notes for exchange in the Exchange Offers is subject to the conditions described below under “—Conditions to the Exchange Offers.” No alternative, conditional or contingent tenders will be accepted. Subject to the satisfaction or waiver of the conditions of the Exchange Offers, all Original Notes that are validly tendered and not validly withdrawn will be exchanged. Holders of any Original Note not registered under the Securities Act who tender less than all of their Original Notes must continue to hold Notes in at least the minimum authorized denomination of $150,000 principal amount.

If all outstanding Original Notes are tendered for exchange, there will be $375,000,000 aggregate principal amount of A Exchange Notes due August 2020, $829,211,000 aggregate principal amount of B Exchange Notes due August 2020, $928,309,000 aggregate principal amount of Exchange Notes due January 2021, $1,475,000,000 aggregate principal amount of Exchange Notes due May 2021, $3,826,695,000 aggregate principal amount of Exchange Notes due October 2021, $1,549,329,000 aggregate principal amount of Exchange Notes due May 2024 and $746,645,000 aggregate principal amount of Exchange Notes due January 2026 outstanding after the Exchange Offers.

Extensions; Amendments

We reserve the right to extend the period of time during which holders tendering their Original Notes may receive the applicable Early Participation Consideration and, accordingly, we may elect to extend the Early Participation Deadline of any of the Exchange Offers. We also reserve the right to extend the period of time during which the Exchange Offers are open and, accordingly, we may elect to extend the Expiration Deadline of any of the Exchange Offers. During any period prior to any such extension, all Original Notes previously tendered will remain subject to the applicable Exchange Offer and may be accepted for exchange by us.

If we exercise any such right, we will give written notice thereof to the Exchange Agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offers and consent solicitations, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

We reserve the right to amend or terminate an Exchange Offer, and not to accept for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offers specified below under “—Conditions to the Exchange Offers.” Any Original Notes not accepted for exchange will be returned to the tendering holder. We will instruct DTC, via the Exchange Agent, to do so promptly after the expiration or termination of the applicable Exchange Offer.

If we exercise any such right, we will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Early Participation Deadline or Expiration Deadline, as applicable.

The minimum period during which an Exchange Offer will remain open following material changes in the terms of such Exchange Offer or in the information concerning the Exchange Offer will depend upon the facts and circumstances of such change, including the relative materiality of the changes. In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Original Notes sought, the relevant Exchange Offers will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of such Original Notes.

If the terms of any of the Exchange Offers are amended in a manner determined by us to constitute a material change adversely affecting any holder of the relevant Original Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the relevant Original Notes of such amendment, and will extend the relevant Exchange Offer as well as extend the withdrawal deadline, or if the applicable Expiration Deadline has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Original Notes, if such Exchange Offer would otherwise expire during such time period.

Subject to applicable law, each Exchange Offer is being made independently of the other Exchange Offers, and we reserve the right to terminate, withdraw or amend each Exchange Offer independently of the other Exchange Offers at any time and from time to time, as described in the Offer Documents.

Our acceptance of the tender of Original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in the Offer Documents.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offers.

Procedures for Tendering

Except as described below, a tendering holder must, at or prior to the applicable Expiration Deadline:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address listed below under the heading “Dealer Manager and Agents—Exchange Agent and Information Agent;” or

•

if Original Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an Agent’s Message to the Exchange Agent at the address listed below under the heading “Dealer Manager and Agents—Exchange Agent and Information Agent.”

In order for a tendering holder to be eligible to receive the applicable Early Participation Consideration, the Exchange Agent must receive such holder’s letter of transmittal or Agent’s Message prior to the applicable Early Participation Deadline. If the Exchange Agent receives a tendering holder’s letter of transmittal or Agent’s Message after the applicable Early Participation Deadline but prior to the applicable Expiration Deadline, such tendering holder shall only be eligible to receive the applicable Exchange Consideration.

In addition:

•	the Exchange Agent must receive, at or before 11:59 p.m., New York City time, on the applicable Expiration Deadline, certificates for the Original Notes, if any; or

•	the Exchange Agent must receive a timely confirmation of book-entry transfer of the Original Notes into the Exchange Agent’s account at DTC, the book-entry transfer facility.

The term “Agent’s Message” means a message, transmitted to DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

The method of delivery of Original Notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original Notes to anyone other than the Exchange Agent.

If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer Original Notes into the Exchange Agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Original Notes surrendered for exchange are tendered:

•	by a registered holder of Original Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of Original Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders in our sole discretion. These determinations will be final and binding.

We reserve the right to reject any particular Original Note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular Original Note prior to the applicable Early Participation Deadline or the applicable Expiration Deadline. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured prior to the applicable Expiration Deadline. None of the Issuer, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of Original Notes. Nor will the Issuer, the Dealer Manager, the Exchange Agent, the Information Agent or any other person incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of Original Notes, the letter of transmittal must be accompanied by a certificate of the Original Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Original Notes.

If the letter of transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to an Exchange Offers we will accept, promptly after the applicable Expiration Deadline, all Original Notes properly tendered in respect of such Exchange Offer. We will issue the Exchange Notes and pay the cash consideration in connection with the applicable Exchange Offer promptly after the applicable Expiration Deadline and acceptance of the corresponding Original Notes (such date of issuance and payment, the “Settlement Date”). See “—Conditions to the Exchange Offers” below. For purposes of the Exchange Offers, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.

For each Original Note accepted for exchange in an Exchange Offer, the holder of the Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note plus the applicable cash consideration eligible to be received by such holder in respect of such Exchange Offer. The Exchange Notes will bear interest from the most recent date to which interest on the Original Notes has been paid. Original Notes accepted for exchange will cease to accrue interest from and after the date of completion of the applicable Exchange Offer. Holders of Original Notes whose Original Notes are accepted for exchange will not receive any payment for accrued interest on the Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the applicable Exchange Offer and will be deemed to have waived their rights to receive the accrued interest on the Original Notes.

In all cases, issuance of Exchange Notes for Original Notes will be made only after timely receipt by the Exchange Agent of:

•	certificates for the Original Notes, or a timely book-entry confirmation of the Original Notes into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted Agent’s Message; and

•	all other required documents.

Unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder of the Original Notes. We will instruct DTC, via the Exchange Agent, to do so promptly after the applicable Expiration Deadline.

In the case of Original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, we will instruct DTC, via the Exchange Agent, to return or recredit Original Notes not exchanged in the applicable Exchange Offer promptly after the applicable Expiration Deadline.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the Original Notes at DTC for purposes of the Exchange Offers within two Business Days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of Original Notes by causing DTC to transfer those Original Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC at or prior to the applicable Expiration Deadline. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an Agent’s Message. Delivery of Exchange Notes issued in the Exchange Offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an Agent’s Message, with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange Agent at the address listed below under “Dealer Manager and Agents—Exchange Agent and Information Agent” at or prior to the applicable Expiration Deadline.

Exchanging Book-Entry Notes

The Exchange Agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s ATOP procedures to tender Original Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Original Notes by causing the book-entry transfer facility to transfer such Original Notes into the Exchange Agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Original Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Original Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an Agent’s Message and any other documents required by the letter of transmittal.

Exchange Notes will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Accordingly, holders of Original Notes must tender a minimum aggregate principal amount of $100,000 of a series of Original Notes in order to participate in the Exchange Offer for such series. Original Notes of a series having an aggregate principal amount of less than $100,000 will not be accepted for exchange in any of the Exchange Offers.

Original Notes may be tendered only in principal amounts equal to the minimum denomination as set forth in the table below and integral multiples of $1,000 in excess thereof (each such principal amount, an “Authorized Denomination”). Holders who tender less than all their Original Notes must continue to hold their remaining Original Notes in an Authorized Denomination.

Original Notes	Minimum Denominations
A Original Notes due August 2020	$1,000 and integral multiples thereof
B Original Notes due August 2020	$1,000 and integral multiples thereof
Original Notes due January 2021	$1,000 and integral multiples thereof
Original Notes due May 2021	$1,000 and integral multiples thereof
A Original Notes due October 2021	$150,000 and integral multiples of $1,000 in excess thereof
B Original Notes due October 2021	$1,000 and integral multiples thereof
Original Notes due May 2024	$1,000 and integral multiples thereof
Original Notes due January 2026	$1,000 and integral multiples thereof

Withdrawal Rights

Any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s ATOP procedures to withdrawal Original Notes. For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number indicated below under “Dealer Manager and Agents—Exchange Agent and Information Agent” before the applicable Expiration Deadline. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes;

•

in the case of Original Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Original Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the Original Notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the registrar with respect to the Original Notes register the transfer of the Original Notes in the name of the person withdrawing the tender; and

•	specify the name in which the Original Notes are registered, if different from that of the depositor.

If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued with respect to any Original Notes so withdrawn and no cash consideration will be paid unless such Original Notes are validly re-tendered. Any Original Notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. We will instruct DTC, via the Exchange Agent, to do so promptly after the expiration of the applicable Exchange Offer. In the case of Original Notes tendered by book-entry transfer, we will instruct DTC, via the Exchange Agent, to credit to an account maintained with the book-entry transfer facility for the Original Notes promptly after the applicable Expiration Deadline. Validly withdrawn Original Notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time on or before applicable Expiration Deadline.

Conditions to the Exchange Offers

Notwithstanding any other provision of this prospectus, with respect to any Exchange Offer, we will not be obligated to (i) accept for exchange any validly tendered Original Notes or (ii) issue any Exchange Notes in exchange for validly tendered Original Notes, pay cash consideration in respect of such Exchange Offer or complete such Exchange Offer if:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might, in our reasonable judgment, materially impair our ability to proceed with the Exchange Offer;

•

there is proposed, adopted or enacted, or there shall occur a change in the current interpretations by the staff of the SEC that might, in our reasonable judgment, materially impair our ability to proceed with the Exchange Offer; or

•	the Exchange Offer or the making of any exchange by a holder of Original Notes would violate applicable law or any applicable interpretation of the SEC staff.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes and no cash consideration will be paid, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Eligible Liabilities Senior Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We are required to use our commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement.

No Exchange Offer is conditioned upon any minimum amount of Original Notes being tendered or the consummation of any other Exchange Offer and each Exchange Offer may be amended, extended or terminated individually.

Exchange Agent

We have appointed Global Bondholder Services Corporation as the Exchange Agent for the Exchange Offers. You should direct all executed letters of transmittal to the Exchange Agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the Information Agent addressed as follows:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 Attention: Corporate Actions	By Mail or Hand: 65 Broadway – Suite 404 New York, New York 10006 Attention: Corporate Actions

For Information or Confirmation by Telephone: Banks and Brokers Call Collect: (212) 430-3774 All Others Please Call Toll-Free: (866) 470-4500

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

All other questions should be addressed to Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-35395).

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers. The cash expenses to be incurred in connection with the Exchange Offers, including out-of-pocket expenses for the Exchange Agent and Information Agent, will be paid by us.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offers unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in an Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of Original Notes not registered under the Securities Act that do not exchange their Original Notes for Exchange Notes under the Exchange Offers will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the Original Notes as a consequence of the issuance of the Original Notes and as otherwise set forth in the pricing supplements distributed in connection with such offering pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the Original Notes that are not registered under the Securities Act unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. We do not intend to register resales of Original Notes not registered under the Securities Act.

DESCRIPTION OF THE EXCHANGE NOTES

The following is a summary of certain terms of the Exchange Notes.

General

On or about June 1, 2018, which we refer to as the “Issue Date,” Deutsche Bank AG, acting through its New York branch, expects to issue:

•

Floating Rate Eligible Liabilities Senior Notes due August 2020, which we refer to as the “A Exchange Notes due August 2020”) in an aggregate principal amount of up to $375,000,000, corresponding to the outstanding aggregate principal amount, equal to $375,000,000 as of the date of this prospectus, of our Floating Rate Senior Notes due August 2020 (CUSIP No. 25152R2V4) which were issued on August 20, 2015 in an aggregate principal amount of $300,000,000 and on August 25, 2015 in an aggregate principal amount of $75,000,000 (together forming a single issue), which we refer to as the “A Original Notes due August 2020,” that are validly tendered and accepted by us in the related Exchange Offer;

•

2.95% Eligible Liabilities Senior Notes due August 2020, which we refer to as the “B Exchange Notes due August 2020” in an aggregate principal amount of up to $829,211,000, corresponding to the outstanding aggregate principal amount, equal to $829,211,000 as of the date of this prospectus, of our 2.95% Senior Notes due August 2020 (CUSIP No. 25152R2U6) which were issued on August 20, 2015 in an aggregate principal amount of $1,000,000,000, which we refer to as the “B Original Notes due August 2020,” that are validly tendered and accepted by us in the related Exchange Offer;

•

3.125% Eligible Liabilities Senior Notes due January 2021, which we refer to as the “Exchange Notes due January 2021” in an aggregate principal amount of up to $928,309,000, corresponding to the outstanding aggregate principal amount, equal to $928,309,000 as of the date of this prospectus, of our 3.125% Senior Notes due January 2021 (CUSIP No. 25152R2X0) which were issued on January 13, 2016 in an aggregate principal amount of $1,000,000,000, which we refer to as the “Original Notes due January 2021,” that are validly tendered and accepted by us in the related Exchange Offer;

•

3.375% Eligible Liabilities Senior Notes due May 2021, which we refer to as the “Exchange Notes due May 2021” in an aggregate principal amount of up to $1,475,000,000, corresponding to the outstanding aggregate principal amount, equal to $1,475,000,000 as of the date of this prospectus, of our 3.375% Senior Notes due May 2021 (CUSIP No. 25152R5F6) which were issued on May 12, 2016 in an aggregate principal amount of $1,500,000,000, which we refer to as the “B Original Notes due May 2019,” that are validly tendered and accepted by us in the related Exchange Offer;

•

4.25% Eligible Liabilities Senior Notes due October 2021, which we refer to as the “Exchange Notes due October 2021” in an aggregate principal amount of up to $3,826,695,000, corresponding to (i) the outstanding aggregate principal amount, equal to $181,822,000 as of the date of this prospectus, of our 4.25% Senior Notes due October 2021 (CUSIP No. 251541AN8) which were issued on October 14, 2016 in an aggregate principal amount of $3,000,000,000 and on October 18, 2016 in an aggregate principal amount of $1,500,000,000 (together forming a single issue), which we refer to as the “A Original Notes due October 2021,” together with (ii) the outstanding aggregate principal amount, equal to $3,644,873,000 as of the date of this prospectus, of our 4.25% Eligible Liabilities Senior Notes due October 2021 (CUSIP No. 251541AQ1) which were issued on May 18, 2017 in an aggregate principal amount of $3,644,873,000, which we refer to as our “B Original Notes due October 2021,” that are validly tendered and accepted by us in the related Exchange Offer;

•

3.70% Eligible Liabilities Senior Notes due May 2024, which we refer to as the “Exchange Notes due May 2024” in an aggregate principal amount of up to $1,549,329,000, corresponding to the outstanding aggregate principal amount, equal to $1,549,329,000 as of the date of this prospectus, of our 3.70% Senior Notes due May 2024 (CUSIP No. 25152RXA6) which were issued through our London branch on May 30, 2014 in an aggregate principal amount of $1,600,000,000, which we refer to as the “Original Notes due May 2024,” that are validly tendered and accepted by us in the related Exchange Offer; and

•	4.10% Eligible Liabilities Senior Notes due January 2026, which we refer to as the “Exchange Notes due January 2026” in an aggregate principal amount of up to $746,645,000,

corresponding to the aggregate principal amount, equal to $746,645,000 as of the date of this prospectus, of our 4.10% Senior Notes due January 2026 which were issued on January 13, 2016 in an aggregate principal amount of $750,000,000, which we refer to as the “Original Notes due January 2026,” that are validly tendered and accepted by us in the related Exchange Offer.

The maturity date (each, a “Maturity Date”) of:

•	The A Exchange Notes due August 2020 shall be August 20, 2020;

•	The B Exchange Notes due August 2020 shall be August 20, 2020;

•	The Exchange Notes due January 2021 shall be January 13, 2021;

•	The Exchange Notes due May 2021 shall be May 12, 2021;

•	The Exchange Notes due October 2021 shall be October 14, 2021;

•	The Exchange Notes due May 2024 shall be May 30, 2024; and

•	The Exchange Notes due January 2026 shall be January 13, 2026.

We expect to issue the Exchange Notes under, and the Exchange Notes will be governed by, an eligible liabilities senior indenture (which we refer to as the “Base Eligible Liabilities Senior Indenture”), dated as of April 19, 2017, among us, as issuer, The Bank of New York Mellon, as trustee (which we refer to as the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar, as supplemented by the first supplemental eligible liabilities senior indenture, dated July 10, 2017 (the “First Supplemental Eligible Liabilities Senior Indenture” and, together with the Base Eligible Liabilities Senior Indenture, the “Eligible Liabilities Senior Indenture”). Each series of Exchange Notes will constitute a separate series of securities under the Eligible Liabilities Senior Indenture. We filed the Base Eligible Liabilities Senior Indenture on May 9, 2017 as Exhibit 99.1 to a Current Report on Form 6-K and the First Supplemental Eligible Liabilities Senior Indenture on July 10, 2017 as Exhibit 4.3 to a Current Report on Form 6-K, and you should read the Eligible Liabilities Senior Indenture for provisions that may be important to you. We have summarized below the material provisions of the Eligible Liabilities Senior Indenture and the Exchange Notes. These descriptions are only summaries and are qualified in their entirety by the Eligible Liabilities Senior Indenture. The terms of the Eligible Liabilities Senior Indenture include both those stated in the Eligible Liabilities Senior Indenture and those made part of the Eligible Liabilities Senior Indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” The form of such global notes are included as schedules to the First Supplemental Eligible Liabilities Senior Indenture and you should read the forms of global note for provisions that may be important to you.

The Eligible Liabilities Senior Indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the Eligible Liabilities Senior Indenture and under another indenture of ours, upon a default in any series of securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, The Bank of New York Mellon also acts as trustee under indentures relating to our trust preferred securities and our Additional Tier 1 securities.

Status

The Exchange Notes will be our direct, unconditional, unsecured and unsubordinated obligations and will rank on parity with the claims of all our other unsecured and unsubordinated creditors subject to any statutory priority regime under German law that provides certain claims will be satisfied first in a resolution or insolvency proceeding with respect to us. Under German law, the Exchange Notes will constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz).

No Set-Off

No holder may set off its claims arising under the Exchange Notes against any claims of ours.

No Security

No security or guarantee shall be provided at any time securing claims of the holders under the Exchange Notes; any security or guarantee already provided or granted in the future in connection with other liabilities of ours may not be used for claims under the Exchange Notes.

Form, Ownership and Denomination of the Exchange Notes

We will issue the Exchange Notes in fully registered, global (i.e., book-entry) form. Book-entry interests in the Exchange Notes will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. Each series of Exchange Notes will be represented by global notes registered in the name of The Depository Trust Company, which we refer to as the “Depositary,” or its nominee, which will be the sole registered owner and the holder of all the Exchange Notes represented by the global notes. An investor therefore will not be a holder of the Exchange Note, but will own only beneficial interests in a global note, which are held by means of an account with a broker, bank or other financial institution that in turn has an account as a “participant” in the Depositary or with another institution that does. The Depositary maintains a computerized, book-entry system that will reflect the interests in the global notes held by participants in its book-entry system. An investor’s beneficial interest in the global notes will, in turn, be reflected only in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with such participant.

The Issuer expects to deliver the Exchange Notes through the facilities of the Depositary on or about June 1, 2018, which we refer to as the “Settlement Date.” For a more detailed summary of the form of the Exchange Notes and settlement and clearance arrangements, please see “Book-Entry, Delivery and Form of Securities” in this prospectus. Indirect holders trading their beneficial interests in the Exchange Notes through the Depositary must trade in the Depositary’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear.

Except in the limited circumstances set forth under “Book-Entry, Delivery and Form of Securities—Form of Securities—Global Securities—Discontinuance of Any Depositary” in this prospectus, you may not exchange registered global notes or interests in registered global notes for a certificate issued to you in definitive form (a “certificated note”). A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth under “Book-Entry, Delivery and Form of Securities—Clearing, Delivery and Settlement—The Depositary” and “Book-Entry, Delivery and Form of Securities—Form of Securities—Global Securities” in this prospectus.

Legal Ownership. The person or entity in whose name the Exchange Notes are registered will be considered the holder and legal owner of the Exchange Notes. Our obligations under the Eligible Liabilities Senior Indenture, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to the registered holders of the Exchange Notes. We do not have obligations to investors who own beneficial interests in global notes, in street name or by any other indirect means. For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders (e.g., owners of beneficial interests), but does not do so. Similarly, if we need to ask the holders of the Exchange Notes to vote on a proposed amendment to the Exchange Notes, we would seek approval only from the registered holders, and not the indirect holders, of the Exchange Notes.

Special Considerations for Indirect Holders. If you hold Exchange Notes through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

how it handles securities payments and notices;

whether it imposes fees or charges;

how it would handle voting if it were ever required;

whether and how you can instruct it to send you Exchange Notes registered in your own name so you can be a direct holder, if that is permitted; and

how it would pursue rights under the Exchange Notes if there were an Event of Default, a default or other event triggering the need for holders to act to protect their interests.

Payments on the Exchange Notes

The A Exchange Notes due August 2020 will bear interest from (and including) February 20, 2018 to (but excluding August 20, 2020 at a rate of 3-month USD LIBOR plus 1.31%, payable on a quarterly basis in arrears on February 20, May 20, August 20 and November 20 of each year.

The B Exchange Notes due August 2020 will bear interest from (and including) February 20, 2018 to (but excluding) August 30, 2020 a rate per annum of 2.95%, payable on a semi-annual basis in arrears on February 20 and August 20 of each year.

The Exchange Notes due January 2021 will bear interest from (and including) January 13, 2018 to (but excluding) January 13, 2021 a rate per annum of 3.125%, payable on a semi-annual basis in arrears on January 13 and July 13 of each year.

The Exchange Notes due May 2021 will bear interest from (and including) November 12, 2017 to (but excluding) May 12, 2021 a rate per annum of 3.375%, payable on a semi-annual basis in arrears on May 12 and November 12 of each year.

The Exchange Notes due October 2021 will bear interest from (and including) October 14, 2017 to (but excluding) October 14, 2021 a rate per annum of 4.25%, payable on a semi-annual basis in arrears on April 14 and October 14 of each year.

The Exchange Notes due May 2024 will bear interest from (and including) November 30, 2017 to (but excluding) May 30, 2024 a rate per annum of 3.70%, payable on a semi-annual basis in arrears on May 30 and November 30 of each year.

The Exchange Notes due January 2026 will bear interest from (and including) January 13, 2018 to (but excluding) January 13, 2026 a rate per annum of 4.10%, payable on a semi-annual basis in arrears on January 13 and July 13 of each year.

Interest on the A Exchange Notes due August 2020 will be computed on the basis of an actual/360 day count fraction. Interest on the Exchange Notes other than the A Exchange Notes due August 2020 will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Exchange Notes will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest will accrue to but excluding the next Interest Payment Date or the date the amount due with respect to the principal has been paid or duly made available for payment, except as described in the paragraph below.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, except that, in the case of the A Exchange Notes due August 2020, if that Business Day would fall in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In the case of the Exchange Notes other than the A Exchange Notes due August 2020, interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date.

The “record date” for any interest payment date is (a) in the case of global notes, the date that is one New York Banking Day immediately preceding the relevant date of payment in respect of such interest payment date and (b) in the case of certificated notes, the close of business on the 15th calendar day (whether or not such 15th day is a New York Banking Day) before such interest payment date. However, upon maturity, the paying agent will pay any interest due to the holder to whom it pays the principal of the Exchange Note.

The term “Business Day” means, for the purposes of:

•

the A Exchange Notes due August 2020: any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (each, a “London Banking Day”) other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close, (iii) is a day on which transactions in U.S. dollars are not conducted in the City of New York or London, England or (iv) a day on which TARGET2 is not operating;

•

the B Exchange Notes due August 2020, the Exchange Notes due January 2021, the Exchange Notes due May 2021 and the Exchange Notes due January 2026: any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York are authorized or obligated by law, regulation or executive order to close, (iii) is a day on which transactions in U.S. dollars are not conducted in the City of New York or (iv) a day on which TARGET2 is not operating;

•	the Exchange Notes due October 2021: a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York and on which TARGET2 is open and settles payments; and

•

the Exchange Notes due May 2024: any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in U.S. dollars are not conducted in the City of New York or London, England.

The term “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in New York City or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

Payment of principal of, interest on and other amounts owing under the Exchange Notes, so long as the Exchange Notes are represented by global notes, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

For the purposes of the A Exchange Notes due August 2020, the interest rate will reset quarterly. We refer to this period as the “interest reset period.” The “interest reset date” in respect of each interest reset period will be the first day of each interest reset period. The interest rate applicable to each interest reset period commencing on an interest reset date will be the rate per annum determined by the calculation agent on the interest determination date. The “interest determination date” will be the second London Banking Day preceding an interest reset date.

For the purposes of the A Exchange Notes due August 2020, the calculation agent will determine “3-month USD LIBOR” for each interest determination date as follows:

•

As of the interest determination date, 3-month USD LIBOR will be the arithmetic mean of the offered rates appearing on Reuters page LIBOR01 (or any other page as may replace Reuters page LIBOR01) (“Reuters Page LIBOR01”), as of 11:00 A.M., London time, on the relevant interest determination date, for deposits of U.S. dollars having a maturity of three months commencing on the relevant interest reset date, if at least two offered rates appear on Reuters page LIBOR01; provided that, if Reuters page LIBOR01 by its terms provides only for a single rate, that single rate will be used.

•

If the calculation agent determines that 3-month USD LIBOR has been permanently discontinued, the calculation agent will, in its sole discretion, select an alternative reference rate as a substitute interest rate for A Exchange Notes due August 2020; provided that if the calculation agent determines that there is an industry accepted successor interest rate for the discontinued 3-month USD LIBOR, the calculation agent shall use such successor interest rate as the substitute interest rate for the A Exchange Notes due August 2020. As part of any such substitution, the calculation agent may make adjustments to the terms of the A Exchange Notes due August 2020, including, but not limited to, the definition of the base rate (including the related fallback mechanism), the applicable currency and/or index maturity for such alternative reference rate, the spread, as well as the business day convention, the definition of Business Day, the interest determination dates and related provisions and definitions, in each case consistent with accepted market practice for the use of such alternative reference rate for debt obligations such as the A Exchange Notes due August 2020.

•	If the calculation agent has not selected an alternative reference rate as a substitute interest rate for the A Exchange Notes due August 2020 as provided above, the following will apply:

•

If (a) fewer than two offered rates appear and Reuters Page LIBOR01 does not by its terms provide only for a single rate or (b) no rate appears and Reuters Page LIBOR01 by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks (which may include us or our affiliates) in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in U.S. dollars with a maturity of three months, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then the 3-month USD LIBOR on such interest determination date will be the arithmetic mean of such quotations.

•

If fewer than two such quotations are so provided by the major reference banks, then 3-month USD LIBOR on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center, on such interest determination date by three major banks (which may include us or our affiliates) in such principal financial center selected by the calculation agent for loans in U.S. dollars to leading European banks, having a maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time.

•

If the banks so selected by the calculation agent are not providing quotations as set forth above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate 3-month USD LIBOR, will determine 3-month USD LIBOR for that interest determination date in its sole discretion.

Calculation Agent. Deutsche Bank AG London Branch will act as the calculation agent. As the calculation agent, Deutsche Bank AG London Branch will determine, among other things, the amount of interest payable in respect of the A Exchange Notes due August 2020 on each Interest Payment Date. Unless otherwise specified herein, all determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the A Exchange Notes, the trustee and us. We may appoint a different calculation agent from time to time after the date hereof without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid in respect of the A Exchange Notes due August 2020 on each Interest Payment Date and at maturity on or prior to 11:00 a.m., New York City time, on the Business Day preceding each Interest Payment Date and the Maturity Date, as applicable.

All calculations with respect to the amount of interest payable on the A Exchange Notes due August 2020 will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all U.S. dollar amounts related to determination of the payment per $1,000 principal amount of A Exchange Notes due August 2020 at maturity will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all U.S. dollar amounts paid on the aggregate principal amount of A Exchange Notes due August 2020 per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Interest and Principal Payments

Paying Agent. We have appointed Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005 as our current paying agent for the Exchange Notes. We may appoint one or more financial institutions to act as our paying agents at whose designated offices Exchange Notes in certificated (i.e., definitive) form may be surrendered for payment at their maturity. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will notify you of changes in the paying agents.

Payments of Interest. The paying agent will pay interest, if any, to the person in whose name the Exchange Note is registered at the close of business on the applicable record date. However, upon maturity, the paying agent will pay any interest due to the person to whom it pays the principal of the Exchange Note. The paying agent will make the payment of interest on the Maturity Date, whether or not that date is an Interest Payment Date. The paying agent will make the initial interest payment on an Exchange Note on the first Interest Payment Date falling after the Issue Date.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their Exchange Notes.

Payments on Global Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Payments on Certificated Notes. The paying agent will make payments on certificated notes as follows:

•

the principal, premium (if any) or interest (if any) due at maturity shall be paid in immediately available funds or transfer of other property only upon presentation of such certificated note at the corporate trust office of the paying agent;

•	the interest (if any) due on each Interest Payment Date (other than interest payable at maturity) shall be paid by check mailed to the record holder of such certificated note on the record date; or

•

for holders of the equivalent of at least U.S. $10,000,000 in aggregate principal amount of certificated notes (having identical tenor and terms), the interest shall be paid on each Interest Payment Date by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received by the paying agent not less than 16 days prior to such Interest Payment Date.

Resolution Measures

By acquiring the Exchange Notes, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure, as defined under “Resolution Measures” of this prospectus, by our competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. See “Resolution Measures” in this prospectus. In addition, by your acquisition of Exchange Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee or the agents under the Eligible Liabilities Senior Indenture, as defined below, for, agree not to initiate a suit against the Trustee or paying agent in respect of, and agree that the Trustee or paying agent will not be liable for, any action that that trustee or paying agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Exchange Notes. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Payment of Additional Amounts

All interest amounts payable in respect of the Exchange Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Tax Jurisdiction (“Withholding Taxes”), unless such deduction or withholding is required by law.

“Tax Jurisdiction” means the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax.

In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Exchange Notes), we will, to the fullest extent permitted by law, pay such additional amounts (which we refer to as “Additional Amounts”) as will be necessary in order that the net amounts received by the holders, after such withholding or deduction for or on account of any Withholding Taxes imposed upon or as a result of such payment by the Tax Jurisdiction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts will be payable on account of any taxes, duties or governmental charges which:

•

are payable by any person acting as custodian bank or collecting agent on your behalf, or otherwise in any manner which does not constitute a deduction or withholding by us from payments of interest made by us; or

•	would not be payable to the extent such deduction or withholding could be avoided or reduced if you or the beneficial owner of the Exchange Notes (or any financial institution through which you hold or the beneficial owner holds the Exchange Notes or through which payment on the Exchange Notes is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration, or other reporting requirement or agreement concerning accounts maintained by you or the beneficial owner (or such financial institution) or concerning your or the beneficial owner’s (or financial institution’s) ownership or concerning your or the beneficial owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax; or

•

are payable by reason of your having, or having had, some personal or business connection with the Federal Republic of Germany and not merely by reason of the fact that payments in respect of the Exchange Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Federal Republic of Germany; or

•

are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that you would have been entitled to Additional Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

•	are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

•	would not be payable if the Exchange Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or

•

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of interest becomes due, or is duly provided for and notice thereof is given in accordance with the section “Notices” of this prospectus, whichever occurs later.

No Additional Amounts or any other amounts will be payable on account of any such withholding or deduction in respect of payments of principal.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the paying agent on or before the due date, it means the date on which, the full amount having been so received.

Moreover, all amounts payable in respect of the Exchange Notes will be made subject to compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”), or any regulations or other official guidance promulgated thereunder, official interpretations thereof, or any applicable agreement entered into in connection therewith (including any agreement, law, regulation, or other official guidance implementing such agreement) (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and any applicable agreement described in Section 1471(b) of the Code. We will have no obligation to pay Additional Amounts or otherwise indemnify you in connection with any such compliance with the Code.

Registration and Transfer

So long as the Exchange Notes are in global form, only the Depositary will be entitled to transfer and exchange the Exchange Note as described in this subsection, because it will be the only holder of the Exchange Notes. Global notes may be transferred and exchanged only in the manner and to the extent set forth under “Book-Entry, Delivery and Form of Securities—Form of Securities—Global Securities—Discontinuance of Any Depositary” in this prospectus. In the limited circumstances under which certificated (i.e., definitive) notes are issued, certificated notes may be registered or transferred at the office of Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York, 10005, as our current transfer agent for the transfer and exchange of the Exchange Notes.

Charges. No service charge will be made for any registration or transfer or exchange of Exchange Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of Exchange Notes.

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the Eligible Liabilities Senior

Indenture or other provisions designed to protect holders of the Exchange Notes against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of Exchange Notes additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the Exchange Notes.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the Exchange Notes. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of Exchange Notes will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Redemption

The Exchange Notes will be redeemed on the Maturity Date. There are no early redemption provisions in respect of the Exchange Notes.

Events of Default; Default

Event of Default. An “Event of Default” with respect to the Exchange Notes means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the Exchange Notes.

If an Event of Default occurs and is continuing, the Trustee or the holder or holders of not less the 33 1/3% in aggregate principal amount of all outstanding notes issued under the Eligible Liabilities Senior Indenture, voting as one class, by notice writing to us, may declare the principal amount of the Exchange Notes and interest accrued thereon, if any, to be due and payable immediately in accordance with the terms of the Eligible Liabilities Senior Indenture.

Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under the Exchange Notes, we will give prompt written notice to the Trustee. In accordance with the Eligible Liabilities Senior Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Exchange Notes whether in connection with any breach by us of our obligations under the Exchange Notes, the Eligible Liabilities Senior Indenture or otherwise, by such judicial proceedings as the Trustee will deem most effective.

No Acceleration of Exchange Notes Upon Any Other Default.

There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under the Exchange Notes or default in our performance of any other covenant under the Exchange Notes or the Eligible Liabilities Senior Indenture.

No Negative Pledge. The Eligible Liabilities Senior Indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Waiver of Defaults. The Eligible Liabilities Senior Indenture provides that the holders of a majority in aggregate principal amount of all series of outstanding securities under the Eligible Liabilities Senior Indenture, voting as one class, may on behalf of the holders of all such securities, including the Exchange Notes, waive any past Event of Default or default and its consequences, except a default in respect of a covenant or provision of the Eligible Liabilities Senior Indenture which cannot be modified or amended without the consent of the holder of each security affected.

Indemnification of Trustee for Actions Taken on Your Behalf. The Eligible Liabilities Senior Indenture provides that the Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of securities issued under the Eligible Liabilities Senior Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee. In addition, the Eligible Liabilities Senior Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee to act with the required standard of care during a default, to be indemnified by the holders of the securities issued under the Eligible Liabilities Senior Indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Limitation on Actions by You as an Individual Holder. The Eligible Liabilities Senior Indenture provides that no individual holder of securities may institute any action against us under the Eligible Liabilities Senior Indenture, except actions for payment of overdue principal and interest at maturity, unless the following actions have occurred:

•	the holder must have previously given written notice to the Trustee of the Event of Default or default and the continuance thereof;

•

the holders of not less than a majority in aggregate principal amount of the outstanding securities of each affected series, treated as one class, must have (1) requested the Trustee to institute that action and (2) offered the Trustee reasonable indemnity;

•	the Trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding securities of each affected series, treated as one class, must not have given directions to the Trustee inconsistent with those of the holders referred to above.

The Eligible Liabilities Senior Indenture contains a covenant that we will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists.

Further Issues

We may, from time to time, without the consent of the holders of the Exchange Notes, issue additional notes under the Eligible Liabilities Senior Indenture having the same ranking and same interest rate, Maturity Date and other terms as the Exchange Notes described in this prospectus except for the price to the public and issue date. Any such additional notes, together with the Exchange Notes offered by this prospectus, may constitute a single series of securities under the Eligible Liabilities Senior Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Exchange Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of notes or other securities that we may issue under the Eligible Liabilities Senior Indenture.

Replacement of Exchange Notes

At the expense of the holder, we may, in our discretion, replace any Exchange Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Exchange Notes must be delivered to the Trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Exchange Notes must be delivered to us, the paying agent, the registrar and the Trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered Exchange Notes, and the Trustee may be required before a replacement Exchange Note will be issued.

Discharge of Eligible Liabilities Senior Indenture

We may discharge all of our obligations, other than as to transfers and exchanges, after we have:

•

paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding securities issued under the Eligible Liabilities Senior Indenture in accordance with their terms; and

•	delivered to the Trustee for cancellation all of the outstanding securities issued under the Eligible Liabilities Senior Indenture.

Modification of the Eligible Liabilities Senior Indenture

Modification without Consent of Holders. We and the Trustee may enter into supplemental indentures without the consent of the holders of securities, including the Exchange Notes, issued under the Eligible Liabilities Senior Indenture to:

•	give effect to any variation to the terms of the securities as a result of any exercise of any Resolution Measure;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of securities of any series; or

•	evidence the acceptance of appointment by a successor trustee,

in each case, as permitted by relevant laws and regulations and subject to approval by the competent supervisory or resolution authority, as applicable.

Modification Requiring Consent of Each Holder. Neither we nor the Trustee may make any of the following changes to any outstanding security, including any Exchange Note, without the consent of each holder that would be affected by such change:

•	change the final maturity of such security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security provable in bankruptcy;

•	alter certain provisions of the applicable indenture relating to securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any security when due; or

•	reduce the percentage of securities the consent of whose holders is required for modification of the Eligible Liabilities Senior Indenture.

However, no such change shall be entered into, unless it is permitted by relevant laws and regulations and, if applicable, approved by the competent supervisory or resolution authority

Modification with Consent of Holders of a Majority. We and the Trustee may make any other change to the Eligible Liabilities Senior Indenture and to the rights of the holders of the securities issued thereunder, including the Exchange Notes, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the Trustee and affiliates of the Trustee.

Notices

Notices to be given to holders of Exchange Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. We expect that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Exchange Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the

Euroclear operator. Notices to be given in respect of Exchange Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Exchange Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Exchange Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed.

Governing Law

The Exchange Notes and the Eligible Liabilities Senior Indenture will be governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law and except with respect to the provisions relating to the ranking of the securities issued under the Eligible Liabilities Senior Indenture (including the Exchange Notes) and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

Listing

The Exchange Notes are not expected to be listed on any securities exchange.

RESOLUTION MEASURES

References to “you” in this “Resolution Measures” section means the holders of the Exchange Notes (including the beneficial owners). “Beneficial owner” means (i) if the Exchange Notes are in global form, the beneficial owners of the Exchange Notes (and any interest therein) and (ii) if the Exchange Notes are in definitive form, the holders in whose name the Exchange Notes are registered in the security register and any beneficial owners holding an interest in the Exchange Notes in definitive form.

Under the relevant resolution laws and regulations as applicable to us from time to time, the Exchange Notes may be subject to the powers exercised by the competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Exchange Notes;

•

convert the Exchange Notes into ordinary shares of (i) the Issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the Exchange Notes to another entity, (ii) the amendment, modification or variation of the terms and conditions of the Exchange Notes or (iii) the cancellation of the Exchange Notes.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in the event of the imposition of Resolution Measures. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive.

In connection with the application of the order of priority under the German Banking Act, the competent resolution authority or court would determine whether the Exchange Notes are Structured Debt Securities or Non-Structured Debt Securities. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the Issuer, Structured Debt Securities are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities. For more information on the order of priority under the German Banking Act, please see “Risk Factors—Risks relating to the Exchange Notes.”

For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the Exchange Notes, or under the Eligible Liabilities Senior Indenture, to make a payment of principal of, interest on or other amounts owing under the Exchange Notes.

Pursuant to the Eligible Liabilities Senior Indenture, the holders of Exchange Notes will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

Deemed Agreement to Resolution Measures

By your acquisition of the Exchange Notes, you will be deemed irrevocably to have agreed, and you will agree:

•

to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Exchange Notes to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•

that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the Exchange Notes, (ii) under the Eligible Liabilities Senior Indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law.

By your acquisition of the Exchange Notes, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the Exchange Notes, (ii) authorized, directed and requested DTC (in its capacity as the depositary, the “Depositary”) and any direct participant in the Depositary or other intermediary through which you hold the Exchange Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Exchange Notes as it may be imposed, without any further action or direction on your part or on the part of the Trustee or the Exchange Note Agents, and (iii) acknowledged and accepted that the Resolution Measure provisions described in this “Resolution Measures” section are exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings between you and the Issuer relating to the terms and conditions of the Exchange Notes.

Resolution Measures Applicable to the Exchange Notes

By acquiring the Exchange Notes, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the Exchange Notes will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Exchange Notes, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further amendment, modification or variation of the terms and conditions of the Exchange Notes that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the Exchange Notes or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of the Exchange Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the Exchange Note Agents for, agree not to initiate a suit against the Trustee or the Exchange Note Agents in respect of, and agree that the Trustee and Exchange Note Agents will not be liable for, any action that the Trustee or the Exchange Note Agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the Exchange Notes.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the Exchange Notes, we will provide a written notice directly to the holders in accordance with the Eligible Liabilities Senior Indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the Trustee and the Exchange Note Agents for information purposes, and the Trustee and the Exchange Note Agents will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Exchange Notes.

Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee will not be required to take any further directions from holders of the Exchange Notes under Section 5.09 of the Eligible Liabilities Senior Indenture, which section authorizes holders of a majority in aggregate principal amount of the Exchange Notes at the time outstanding to direct certain actions relating to the Exchange Notes, and if any such direction was previously given under Section 5.09 of the Eligible Liabilities Senior Indenture to the Trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The Eligible Liabilities Senior Indenture imposes no duties, obligations or liabilities upon the Trustee or the Exchange Note Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the Trustee and the Exchange Note Agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the Exchange Notes remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the

Exchange Notes), then the Trustee’s and the Exchange Note Agents’ duties under the Eligible Liabilities Senior Indenture will remain applicable with respect to the Exchange Notes following such completion to the extent that we, the Trustee and the Exchange Note Agents agree pursuant to a supplemental indenture, unless we, the Trustee and the Exchange Note Agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Exchange Notes, unless the Trustee or the Exchange Note Agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Exchange Notes pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Exchange Notes.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

Form of Securities

Each Exchange Note will be represented either by:

one or more global securities representing the entire issuance of a series of securities, or a certificate issued in definitive form to a particular investor.

Both global securities and certificated securities in definitive form will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security.

Each series of Exchange Notes will initially be issued in fully registered, global (i.e., book-entry) form. Except in the limited circumstances set forth under “—Global Securities—Discontinuance of Any Depositary” below, registered global securities or interests in registered global securities will not be exchanged for certificates in definitive form.

Legal Ownership

Global Securities. Global securities will name the Depositary or its nominee as the owner of the Exchange Notes represented by these global securities. Investors in global securities can own only beneficial interests in such securities. The Depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “—Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the Exchange Note. In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the Trustee under the Eligible Liabilities Senior Indenture, and the obligations, if any, of any agents of ours or any agents of the Trustee run only to the persons or entities named as holders of the Exchange Notes in the relevant security register.

Neither we nor the Trustee, any agent of ours or any agent of the Trustee has obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder as required by the terms of the relevant series of Exchange Notes, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders of any Exchange Notes of any series for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the Exchange Notes. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.

Global Securities

Registered Global Securities. We plan to issue the Exchange Notes of each series in the form of one or more fully registered global securities that will be deposited with the Depositary or its nominee and registered in the name of the Depositary or its nominee. One or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the Exchange Notes of such series to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the Depositary for the registered global security, the nominees of the Depositary or any successors of the Depositary or those nominees.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the Depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the Depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the Depositary, or its nominee, is the registered owner of a registered global security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by the registered global security for all purposes under the Eligible Liabilities Senior Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the Exchange Notes represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Eligible Liabilities Senior Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the Depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Eligible Liabilities Senior Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Eligible Liabilities Senior Indenture, the Depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, the Exchange Notes represented by a registered global security registered in the name of the Depositary or its nominee, will be made to the Depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we, nor the Trustee, nor any agent of ours or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the Depositary for any of the securities represented by a registered global security, upon receipt of any payment of interest, principal or other payment to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the Depositary for the Exchange Notes represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue Exchange Notes in definitive form in exchange for the registered global security that had been held by the Depositary. In addition, we may at any time request the withdrawal from the Depositary of any of the Exchange Notes represented by one or more registered global securities. Upon receipt of such request, the Depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue Exchange Notes in definitive form in exchange for that portion of the registered global security or securities representing the Exchange Notes held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the Depositary gives to the Trustee or other relevant agent of ours or the Trustee. It is expected that the Depositary’s instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the Depositary.

Delivery, Clearing and Settlement

Each series of Exchange Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the registered global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global notes held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in the registered global notes in customers’ securities accounts in the U.S. depositaries’ names on the books of the Depositary. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. depositary” for the relevant clearing system. Except as set forth below, the registered global notes may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary

The Depository Trust Company, New York, New York will be designated as the depositary for any registered global note. Each registered global note will be registered in the name of Cede & Co., the Depositary’s nominee.

What Is the Depositary? The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds and provides asset servicing for securities deposited with it by its direct participants. The Depositary also facilitates the post-trade settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary’s book-entry system is also available to others, including both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Beneficial Ownership Interests and the Depositary’s Book-Entry System. Purchases of the Exchange Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Exchange Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Exchange Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Exchange Notes, except in the event that use of the book-entry system for the Exchange Notes is discontinued.

To facilitate subsequent transfers, all Exchange Notes deposited with the Depositary are registered in the name of Cede & Co., or such other name as may be requested by the Depositary. The deposit of Exchange Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Exchange Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Exchange Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Notices and Communications. Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Voting. Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to any Exchange Notes unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the Exchange Notes are credited on the record date.

Payments. Redemption proceeds, distributions and other payments on the Exchange Notes will be made to Cede & Co. or such other nominee as may be requested by the Depositary. The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds or other property and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of the Depositary or its nominee, the Trustee, any agent of ours, or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payments of redemption proceeds, distributions and other payments to Cede & Co. or such other nominee as may be requested by the Depositary are our responsibility or the responsibility of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Discontinuance of the Depositary. The Depositary may discontinue providing its services as depositary with respect to the Exchange Notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. See “—Form of Securities—Global Securities—Discontinuance of Any Depositary” above.

We may decide to discontinue use of the system of book-entry transfers through the Depositary or any successor depositary. In that event, security certificates will be printed and delivered. See “—Form of Securities—Global Securities” above.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning the Depositary and its book-entry system has been obtained from sources we believe to be reliable, but we have not independently verified the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time. See “Book-Entry, Delivery and Form of Securities—Form of Securities” in this prospectus for additional information about the form of notes.

Clearstream, Luxembourg and Euroclear

Clearstream, Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream, Luxembourg holds securities for its participating customers, “Clearstream, Luxembourg customers,” and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides other services to Clearstream, Luxembourg customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in many countries through established depository and custodial relationships. Clearstream, Luxembourg customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Clearstream, Luxembourg’s U.S. participating customers are limited to securities brokers, dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg is an indirect participant in the Depositary. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

Distributions with respect to the Exchange Notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear operator has advised us that the Euroclear System was created in 1968 to hold securities for its participants, “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities. The Euroclear System is operated by Euroclear Bank SA/NV (the Euroclear operator), under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policies for the Euroclear operator on behalf of Euroclear participants. The Euroclear operator is a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear participants include securities brokers and dealers, banks (including central banks), trust companies and clearing corporations and other professional financial intermediaries. Indirect access to Euroclear is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear participant. Euroclear is an indirect participant in the Depositary.

The Euroclear operator provides Euroclear participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

Non-participants of Euroclear may acquire, hold and transfer book-entry interests in notes through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the “terms and conditions.” The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Exchange Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

The Euroclear operator further advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator’s records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

Individual certificates in respect of the Exchange Notes will not be issued in exchange for the registered global notes, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Exchange Notes represented by registered global notes upon delivery of those registered global notes for cancellation.

Title to book-entry interests in the Exchange Notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the Exchange Notes may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the Exchange Notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the Exchange Notes among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

A further description of the Depositary’s procedures with respect to the registered global notes is set forth above under “—The Depositary.” The Depositary has confirmed to us, Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas and the Trustee that it intends to follow those procedures.

Global Clearance and Settlement Procedures

Initial settlement for the Exchange Notes offered on a global basis will be made in exchange for the Original Notes of the applicable series. Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Exchange Notes to or receiving interests in the Exchange Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the Exchange Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the Exchange Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the Exchange Notes by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the Exchange Notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

We have obtained the information in this section concerning Clearstream, Luxembourg and the Euroclear operator, and the book-entry system and procedures from sources that we believe to be reliable, but we have not independently verified the accuracy of this information.

TAXATION

U.S. Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax consequences of the Exchange Offers that may be relevant to a beneficial owner of Exchange Notes that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the Exchange Notes (a “U.S. Holder”). A “Non-U.S. Holder” means a beneficial owner of Exchange Notes that is not a U.S. Holder. The summary addresses only persons that receive Exchange Notes pursuant to the Exchange Offers. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not deal with special classes of U.S. Holders, such as dealers in securities or currencies, banks, financial institutions, insurance companies, tax-exempt organizations, entities classified as partnerships and the partners therein, persons holding Exchange Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, Non-U.S. Holders who are present in the United States for 183 days or more during the taxable year, or persons that have a functional currency other than the U.S. dollar. This discussion assumes that the Exchange Notes are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The discussion does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a U.S. Holder in light of the U.S. Holder’s particular circumstances.

U.S. Holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies. This rule generally is effective for tax years beginning after December 31, 2017 or, for Exchange Notes issued with original issue discount, for tax years beginning after December 31, 2018. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Tax Consequences to U.S. Holders who Participate in the Exchange Offers

The exchange of Original Notes for Exchange Notes pursuant to an Exchange Offer will be a taxable event for U.S. federal income tax purposes. Accordingly, U.S. Holders will recognize gain or loss (other than with respect with accrued interest, which will be taxable as interest, and subject to the discussion of market discount below) in an amount equal to the difference between the amount realized in an Exchange Offer and the U.S. Holder’s adjusted tax basis in the Original Notes tendered, or the allocable portion thereof in the case of fractional portions of Exchange Notes.

The amount realized on disposition of the Original Notes will be the issue price of the Exchange Notes received, as calculated below under “—Issue Price of Exchange Notes,” plus any cash amount received (except to the extent such cash is treated as paid with respect to previously accrued interest). A U.S. Holder will be required to include in income the amount of interest accrued on the Original Notes to the extent not previously accrued, regardless of the fact that interest is not being paid in full in cash. A U.S. Holder’s adjusted tax basis in the Original Notes will generally equal the amount paid therefor, increased by the amount of any market discount previously taken into account and reduced by the amount of any amortizable bond premium previously amortized with respect to the Original Notes. A U.S. Holder’s capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Original Notes on the date of exchange is more than one year. Long term capital gains recognized by a non-corporate U.S. Holder generally are subject to tax at a lower rate than short term capital gains or ordinary income. The deductibility of capital losses is subject to significant limitations.

A U.S. Holder’s initial tax basis in the Exchange Notes received in exchange for the Original Notes will generally be equal to their fair market value on the date of the exchange. A U.S. Holder’s holding period with respect to the Exchange Notes will begin the day following the consummation of the applicable Exchange Offer.

If a U.S. Holder has accrued but unrecognized market discount (subject to a de minimis rule) on the Original Notes and exchanges those Original Notes for Exchange Notes hereunder, any gain recognized on the exchange generally will be characterized as ordinary income to the extent of the accrued market discount on the Original Notes as of the date of the applicable Exchange Offer.

Issue Price of Exchange Notes. The issue price of the Exchange Notes will be their fair market value on the date of their exchange if they are “traded on an established market”. Debt instruments are considered to be traded on an established market if, at any time during the 31-day period ending 15 days after the date of the deemed exchange, there is a sales price for the debt or there are one or more firm or indicative quotes for the debt instrument. We expect that the Exchange Notes will be treated as traded on an established market, and as issued at their fair market value.

Payments of Interest on Exchange Notes. Interest payments on an Exchange Note (including any Additional Amounts paid in respect thereto but excluding any interest accrued prior to the date of the exchange) generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are accrued or are received in accordance with the U.S. Holder’s method of tax accounting.

Original Issue Discount. If the Exchange Notes are issued with an issue price at a discount from their stated principal amount, as the issue price is calculated above under “—Issue Price of Exchange Notes,” and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated principal amount of the Exchange Notes and the number of full years to their maturity, the Exchange Notes will have original issue discount (“OID”) equal to such discount.

In general, and regardless of whether a U.S. Holder uses the cash or the accrual method of tax accounting, the holder will be required to include in ordinary gross income the sum of the “daily portions” of OID on an Exchange Note for all days during the taxable year that the U.S. Holder owns such Exchange Note. The daily portions of OID on an Exchange Note will be determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. Accrual periods may be any length and may vary in length over the term of an Exchange Note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first day or final day of an accrual period. The amount of OID allocable to each accrual period will be determined by (a) multiplying the “adjusted issue price” (as defined below) of the Exchange Note at the beginning of the accrual period by the “yield to maturity” of such Exchange Note (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of stated interest allocable to that accrual period.

The “adjusted issue price” of an Exchange Note at the beginning of any accrual period generally will be the sum of its issue price, including any accrued interest, and the amount of OID allocable to all prior accrual periods. The “yield to maturity” of an Exchange Note is the discount rate that causes the present value of all payments on the Exchange Note as of its original issue date to equal the issue price of such Exchange Note. As a result of this “constant yield” method of including OID income, the amounts includable in income by a U.S. Holder in respect of an Exchange Note generally will be less in the early years, and greater in the later years, than amounts that would be includible on a straight-line basis.

A U.S. Holder may make an election, which may not be revoked without the consent of the IRS, to include in its income its entire return on an Exchange Note (i.e., the excess of all remaining payments to be received on the Exchange Note, including payments of stated interest, over the amount paid by such U.S. Holder for the Exchange Note) under the constant-yield method described above.

The application of the book-tax conformity rule to OID and de minimis OID is uncertain in some respects. The book/tax conformity rule applies to OID in some cases, and therefore may require accrual method holders to include OID on Exchange Notes in a more accelerated manner than described above if they do so for financial accounting purposes. It is uncertain what adjustments, if any, should be made in later accrual periods when taxable income exceeds income reflected on the U.S. Holder’s financial statements to reflect the accelerated accrual of income in earlier periods. In addition, it is possible, although less likely, that accrual method holders may be required to include de minimis OID in gross income as the de minimis OID accrues for financial statement purposes.

The rules governing instruments with OID are complex, and prospective investors should consult with their own tax advisors about the application of such rules to the Exchange Notes.

Sale or Other Disposition of Exchange Notes. Upon the sale or other disposition of an Exchange Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder’s tax basis in the Exchange Note. A U.S. Holder’s tax basis in the Exchange Notes received in exchange for the Original Notes will be equal to their fair market value on the date of the exchange, increased by the amount of any original issue discount previously taken into account by the U.S. Holder and reduced by any payments received by the U.S. Holder other than payments of qualified stated interest and by the amount of any amortizable bond premium previously amortized by the U.S. Holder with respect to the Notes. Gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the Exchange Note for more than one year (including the holding period of the Original Note exchanged therefor) at the time of disposition. Long-term capital gains recognized by a non-corporate U.S. Holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to significant limitations.

Amortizable Bond Premium. If a U.S. Holder’s tax basis in an Exchange Note exceeds the Exchange Note’s stated redemption price at maturity, the Exchange Note has bond premium to the extent of that excess. It is generally possible to elect to amortize bond premium on a constant yield to maturity method, as a reduction of interest income from a note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the Exchange Note by the amount of bond premium used to offset stated interest income.

Specified Foreign Financial Assets. Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the Exchange Notes) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Exchange Notes, including the application of the rules to their particular circumstances.

Tax Consequences to Non-U.S. Holders who Participate in the Exchange Offer

Subject to the discussions below under “—Foreign Account Tax Compliance” and “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on an exchange of Original Notes for Exchange Notes, including amounts treated as accrued interest, provided that the Non-U.S. Holder properly certifies, if necessary, as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent.

U.S. Tax Consequences of Holding the Exchange Notes. Subject to the discussions below under “—Foreign Account Tax Compliance” and “Information Reporting and Backup Withholding,” U.S. federal income tax will not be withheld from payments of interest on the Exchange Notes to a Non-U.S. Holder, provided that (i) the Non-U.S. Holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the Non-U.S. Holder does not actually or constructively own 10% or more of our stock, measured by vote or value; and (iii) the Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Subject to the discussions below under “—Foreign Account Tax Compliance” and “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of Exchange Notes. .

Foreign Account Tax Compliance. Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of Notes will generally be subject to 30% U.S. withholding tax on interest payments on the Exchange Notes (and, starting on January 1, 2019, principal payments on the Exchange Notes and gross proceeds from the sale or other taxable disposition of the Exchange Notes) if the holder is not FATCA compliant, or holds its Exchange Notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. If any taxes are required to be deducted or withheld from any payments in respect of the Exchange Notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the Exchange Notes as a result of the deduction or withholding of such tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the Exchange Notes made to, and the proceeds of dispositions of Exchange Notes effected by, certain U.S. Holders. In addition, payments on the Exchange Notes made to a U.S. Holder may be subject to backup withholding unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or Non-U.S. Holder will be allowed as a credit against the U.S. Holder’s federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Certain German Tax Considerations

The following is a summary of certain German tax consequences of the Exchange Offers that may be relevant to a beneficial owner of the Exchange Notes that is not a resident of Germany, for whom the Exchange Notes do not constitute property of a German permanent establishment and for whom the income from the Exchange Offer or the Exchange Notes does not otherwise constitute income from German sources (a “Non-German Holder”).

Tax Consequences to Non-German Holders who Participate in the Exchange Offer

Non-German Holders will not be taxable in Germany with respect to the gain or loss upon receipt of an Exchange Note.

Payments of Interest on Exchange Notes

Interest payments on an Exchange Note (including any Additional Amounts paid in respect thereto) will not be taxable in Germany to a Non-German Holder.

Sale or Other Disposition of Exchange Notes

A Non-German Holder will not be taxable in Germany with respect to the gain or loss realized upon the sale or the disposition of an Exchange Note.

U.S.-Germany Intergovernmental Agreement

Germany signed an intergovernmental agreement with the United States (the “U.S.-Germany IGA”) regarding the implementation of FATCA, under which certain disclosure requirements will be imposed in respect of certain investors in the Exchange Notes who are, or are entities that are controlled by one or more individuals who are, residents or citizens of the United States, unless an exemption applies. Certain due diligence obligations will also be imposed. Where applicable, information that will need to be disclosed will include certain information about investors in the Exchange Notes, the ultimate beneficial owners and/or controllers, and their investment in and return from the Exchange Notes.

Under the terms of the U.S.-Germany IGA, German resident financial institutions that comply with the due diligence and reporting requirements of Germany’s domestic legislation will be treated as complaint with FATCA and, as a result, should not be subject to FATCA withholding on payments they receive and should not be required to withhold under FATCA on payments they make.

Common Reporting Standard

The Organisation for Economic Co-Operation and Development released the Common Reporting Standard (“CRS”) designed to create a global standard for the automatic exchange of financial account information, similar to the information to be reported under FATCA. On October 29, 2014, 51 jurisdictions signed the Multilateral Competent Authority Agreement (the “Multilateral Agreement”) that activates this automatic exchange of FATCA-like information in line with the CRS. Since then, further jurisdictions have signed the Multilateral Agreement and in total over 100 jurisdictions have committed to adopting the CRS.

Under the CRS and legislation enacted in Germany to implement the CRS, certain disclosure requirements will be imposed in respect of certain investors in the Exchange Notes who are, or are entities that are controlled by one or more individuals who are, residents of any of the jurisdictions that have adopted the CRS, unless a relevant exemption applies. Where applicable, information that would need to be disclosed will include certain information about investors in the Exchange Notes, the ultimate beneficial owners and/or controllers, and their investment in and returns from the Exchange Notes.

All prospective investors should consult with their own tax advisors regarding the tax consequences of their investment in the Exchange Notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing participation in the Exchange Offers and an investment in the Exchange Notes. Among other factors, the fiduciary should consider whether the transaction and investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption. We and our affiliates may be Parties in Interest to many Plans. Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a plan fiduciary considering participation in the Exchange Offers and an investment in the Exchange Notes should also consider whether such actions might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, such actions could be viewed as a direct or indirect sale of property and/or extension of credit between a Party in Interest and a participating Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from participation in the Exchange Offers and investment in the Exchange Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (known as the “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Exchange Offers or the Exchange Notes.

Accordingly, any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan may not participate in the Exchange Offers or invest in the Exchange Notes, unless such transactions are eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91- 38, 90-1 or 84-14 or the service provider exemption.

The considerations under ERISA and Section 4975 of the Code summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each acquirer of the Exchange Notes (or any interest therein) shall be deemed to have represented and warranted, on each day from the date of the acquisition of the Exchange Notes until the date of its disposition of the Exchange Notes, that either (a) it is not a Plan or a Non-ERISA Arrangement and it is not acquiring or holding such Exchange Notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its participation in the Exchange Offers and its acquisition, holding and disposition of such Exchange Notes are eligible for exemptive relief under Section 406 of ERISA and Section 4975 of the Code and will not result in a violation of any Similar Law.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering participating in the Exchange Offers and acquiring the Exchange Notes on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to taking such actions.

Each acquirer and holder of the Exchange Notes has exclusive responsibility for ensuring that its purchase, holding and disposition of such Exchange Notes does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. The acceptance for exchange of any Original Note that is properly tendered in an Exchange Offer from, and the delivery of any corresponding Exchange Note to, a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such transactions meet all relevant legal requirements with respect to Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such transactions are appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

DEALER MANAGER AND AGENTS

Dealer Manager

We have appointed Deutsche Bank Securities Inc. to act as dealer manager in connection with the Exchange Offers (the “Dealer Manager”). You may direct questions, requests for assistance and requests for additional copies of this prospectus to the Dealer Manager addressed as follows:

Deutsche Bank Securities Inc.
Attention: Liability Management Group
60 Wall Street
New York, New York 10005
United States of America
Facsimile: (866) 627-0391
Collect: (212) 250-2955

The Dealer Manager may contact holders regarding the Exchange Offers and may request brokers, dealers and other nominees to forward this prospectus and related materials to beneficial owners of Original Notes.

The Dealer Manager will receive a customary fee for its services as dealer manager in connection with the Exchange Offers. We will reimburse the Dealer Manager for certain agreed upon reasonable out-of-pocket expenses. We have also agreed to indemnify the Dealer Manager against certain liabilities in connection with its services, including liabilities under the federal securities laws. Subject to applicable law, at any given time, the Dealer Manager may trade the Original Notes or other securities of Deutsche Bank AG and its affiliates for its own accounts or for the accounts of its customers and, accordingly, may hold a long or short position in the Original Notes.

The Dealer Manager is an affiliate of Deutsche Bank AG and, in the ordinary course of its business, makes markets in debt securities of Deutsche Bank AG, including the Original Notes, for its own accounts and for the accounts of their customers. As a result, from time to time, the Dealer Manager may own certain of Deutsche Bank AG’s debt securities, including the Original Notes.

In the ordinary course of business, the Dealer Manager and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to the Issuer and its affiliates for which it has received and will receive customary compensation.

Exchange Agent and Information Agent

We have appointed Global Bondholder Services Corporation as the exchange agent (the “Exchange Agent”) and as the information agent (the “Information Agent”) for the Exchange Offers. You should direct all executed letters of transmittal to the Exchange Agent. You may direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the Exchange Agent and Information Agent. All deliveries and correspondence sent to the Exchange Agent and Information Agent should be addressed as follows:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only):	By Mail or Hand:

(212) 430-3775 Attention: Corporate Actions	65 Broadway – Suite 404 New York, New York 10006 Attention: Corporate Actions

For Information or Confirmation by Telephone:

Banks and Brokers Call Collect: (212) 430-3774 All Others Please Call Toll-Free: (866) 470-4500

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

All other questions should be addressed to Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-35395).

LEGAL MATTERS

Certain legal matters with respect to United States and New York law relating to the Exchange Offers will be passed upon by Cleary Gottlieb Steen & Hamilton LLP.

Certain legal matters with respect to German law relating to the Exchange Offers will be passed upon by Group Legal Services of Deutsche Bank Aktiengesellschaft.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows, for each of the years in the three-year period ended December 31, 2017, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 appearing in our Annual Report on Form 20-F for the year ended December 31, 2017, are incorporated by reference herein in reliance upon the reports of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

Deutsche Bank Aktiengesellschaft

Offers to Exchange

$375,000,000 aggregate principal amount of Floating Rate Senior Notes due 2020

$829,211,000 aggregate principal amount of 2.95% Senior Notes due 2020

$928,309,000 aggregate principal amount of 3.125% Senior Notes due 2021

$1,475,000,000 aggregate principal amount of 3.375% Senior Notes due 2021

$181,822,000 aggregate principal amount of 4.25% Senior Notes due 2021

$3,644,873,000 aggregate principal amount of 4.25% Eligible Liability Senior Notes due 2021

$1,549,329,000 aggregate principal amount of 3.70% Senior Notes due 2024

$746,645,000 aggregate principal amount of 4.10% Senior Notes due 2024

PROSPECTUS

May 30, 2018